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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Take-Two Interactive Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 2, 2009

Dear Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Take-Two Interactive Software, Inc. that will be held on April 23, 2009 at 10:00 a.m. local time at the W Hotel Union Square, 201 Park Avenue South, New York, New York.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully.

        We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe the new rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On or about March 12, 2009, we expect to begin mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and vote online; however, stockholders of record will receive a copy of the Proxy Statement and Annual Report by mail instead of receiving this Notice. The Proxy Statement and Notice contain instructions on how you can receive a paper copy of the Proxy Statement and Annual Report if you only received a Notice by mail.

        Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, we urge you to cast your vote via the Internet or, if you received a proxy card, complete, sign, date and return the proxy card in the envelope provided. If the address on the Notice or the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing, at 59 Maiden Lane, New York, New York 10038.

        We hope to see you at the meeting and appreciate your continued support.

Sincerely yours,

Strauss Zelnick Executive Chairman	Ben Feder Chief Executive Officer

Take-Two Interactive Software, Inc. 622 Broadway, New York, NY 10012, USA
tel 646.536.2842    fax 646.536.2926    www.take2games.com

TAKE-TWO INTERACTIVE SOFTWARE, INC.
622 Broadway
New York, New York 10012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 23, 2009

To the Stockholders of TAKE-TWO INTERACTIVE SOFTWARE, INC.:

        NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting (the "Annual Meeting") of stockholders of Take-Two Interactive Software, Inc. (the "Company") will be held on April 23, 2009, at 10:00 a.m. local time at the W Hotel Union Square, 201 Park Avenue South, New York, New York, to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

  1.
  the election as directors of the eight nominees named in the attached Proxy Statement;

  2.
  the approval of the adoption of the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan;

  3.
  the approval of an amendment to the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock from 100 million to 150 million;

  4.
  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2009;

  5.
  a stockholder proposal, if properly presented at the Annual Meeting; and

  6.
  such other business that may properly come before the Annual Meeting or any adjournment thereof.

        Your Board of Directors believes that the election of the nominated directors, the approval of the adoption of the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan, the approval of the amendment to the Restated Certificate of Incorporation and the ratification of the appointment of Ernst & Young LLP are in the best interests of the Company and its stockholders and, accordingly, recommends a vote "FOR" the approval of these proposals. The Board of Directors recommends a vote "AGAINST" the stockholder proposal.

        Only stockholders of record at the close of business on February 25, 2009 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Daniel P. Emerson Corporate Secretary

March 2, 2009

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND COMPLETE AND SUBMIT YOUR PROXY CARD VIA THE INTERNET OR SIGN AND DATE YOUR PAPER PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
622 Broadway
New York, New York 10012

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 23, 2009

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Take-Two Interactive Software, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 23, 2009 at 10:00 a.m. local time, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

        The Company expects to either mail or provide notice and electronic delivery of this Proxy Statement and the enclosed form of proxy to stockholders on or about March 12, 2009.

        Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. A proxy may be revoked by the stockholder of record at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

        The address of the principal executive offices of the Company is 622 Broadway, New York, New York 10012, and its telephone number is (646) 536-2842.

        The rules of the Securities and Exchange Commission ("SEC") require us to notify all stockholders, including those stockholders to whom we have mailed proxy materials, of the availability of our proxy materials through the Internet.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be held on April 23, 2009

Our Proxy Statement and 2008 Annual Report to Stockholders are available at
http://www.proxyvote.com

        The following questions and answers provide important information about the Annual Meeting and this Proxy Statement:

What matters will be considered at the Annual Meeting?

  •
  the election as directors of the eight nominees named in the attached Proxy Statement;

  •
  the approval of the adoption of the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (the "2009 Stock Incentive Plan");

  •
  the approval of an amendment to the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock, par value $0.01 per share, of the Company ("Common Stock") from 100 million to 150 million;

  •
  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2009;

  •
  a stockholder proposal, if properly presented at the Annual Meeting; and

  •
  such other business that may properly come before the Annual Meeting or any adjournment thereof.

How does the Board recommend that stockholders vote on these matters?

        Your Board of Directors believes that the election of the nominated directors, the approval of the adoption of the 2009 Stock Incentive Plan, the approval of the amendment to the Restated Certificate of Incorporation and the ratification of the appointment of Ernst & Young LLP are in the best interests of the Company and its stockholders and, accordingly, recommends a vote "FOR" the approval of these proposals. The Board of Directors recommends a vote "AGAINST" the stockholder proposal.

Who is entitled to vote?

        Stockholders of record as of the close of business on February 25, 2009 (the "Record Date") are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on each matter submitted to a vote at the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

        Pursuant to new rules of the SEC, we are making our proxy materials available to beneficial owners of our stock electronically over the Internet rather than mailing the proxy materials. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") to our beneficial owners. All beneficial owners will have the ability to access the proxy materials, including this Proxy Statement and our 2008 Annual Report, on the website referred to in the Notice of Internet Availability or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, beneficial owners may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What does it mean if I receive more than one Notice of Internet Availability or proxy card?

        It may mean that you hold shares registered in more than one account. Follow the voting instructions provided on each Notice of Internet Availability that you received to ensure that all of your shares are voted. If you received paper proxy cards, sign and return all proxy cards to ensure that all of your shares are voted. You may call American Stock Transfer & Trust Company at 1-800-937-5449 if you have any question regarding the share information or your address appearing on the paper proxy card.

How do I vote?

        You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability.

        If you received a full set of proxy materials and your shares are registered directly with American Stock Transfer & Trust Company you may vote via the Internet at www.proxyvote.com. Although we encourage you to vote via the Internet, you may also sign and date each paper proxy card you receive and return it in the prepaid envelope. The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked in the manner described above.

        If you hold your shares through a stock broker, nominee, fiduciary or other custodian you may also be able to vote through a program provided through Broadridge Financial Solutions that offers Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the Broadridge program, you are offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the Broadridge program must be received by 11:59 p.m. (Eastern Time) on April 22, 2009.

What happens if I do not give specific voting instructions?

        For Shares Directly Registered in the Name of the Stockholder:    If you indicate when voting on the Internet that you wish to vote as recommended by the Board of Directors or if you return your signed proxy but do not indicate your voting preferences, the Company will vote on your behalf "FOR" the election of the nominated directors, "FOR" the adoption of the 2009 Stock Incentive Plan, "FOR" the approval of the amendment to the Restated Certificate of Incorporation, "FOR" the ratification of the appointment of Ernst & Young LLP and "AGAINST" the stockholder proposal. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

        For Shares Registered in the Name of a Brokerage Firm or Bank:    If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is "routine." Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the election of directors and ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on "non-routine" matters, such as approval of the adoption of the 2009 Stock Incentive Plan, approval of the amendment to the Restated Certificate of Incorporation and the stockholder proposal, without such voting instructions. A "broker non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

What is an abstention?

        An abstention is a properly signed proxy card that is marked "abstain" or properly completed instructions via the Internet to the same effect.

How do I sign the paper proxy card?

        Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee or the officer or agent of a company), you should indicate your name and title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign the proxy card, not the minor. If the stock is held in joint ownership, both owners must sign.

May I vote my shares in person at the Annual Meeting?

        For Shares Directly Registered in the Name of the Stockholder:    Yes. However, we encourage you to vote by proxy card or the Internet even if you plan to attend the meeting. If you wish to give a proxy to someone other than the individuals named as proxies on the enclosed proxy card, you may cross out the names appearing on the enclosed proxy card, insert the name of some other person, sign the card and give the proxy card to that person for use at the meeting.

        For Shares Registered in the Name of a Brokerage Firm or Bank:    Yes, but in order to do so you will first have to ask your bank, broker or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the meeting, and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the meeting without a legal proxy and a signed ballot.

        Your attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted via the Internet or by mail.

Who will count the votes?

        A representative of American Stock Transfer & Trust Company will tabulate the votes and act as independent inspector of election.

What constitutes a quorum?

        A majority of the outstanding shares of Common Stock on the Record Date present or represented by proxy constitutes a quorum for the Annual Meeting. As of the close of business on the Record Date, 80,255,113 shares of Common Stock were issued and outstanding. Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes (as described above) will be counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the Annual Meeting (including any meeting resulting from an adjournment or postponement of the Annual Meeting, unless a new record date is set).

What vote is needed to approve the matters to be presented at the Annual Meeting?

        In an uncontested election for directors, the eight persons receiving the highest number of "FOR" votes at the Annual Meeting will be elected. However, the Company's Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote") promptly shall tender his or her resignation to the Board for consideration following certification of the stockholder vote. See below under the heading "Election of Directors (Proposal 1)—Policy on Majority Voting for Directors."

        A "FOR" vote by a majority of those shares present and entitled to vote is required to approve the adoption of the 2009 Stock Incentive Plan, to ratify the appointment of Ernst & Young LLP and to approve any stockholder proposal. A "FOR" vote by a majority of all of the outstanding shares of common stock on the Record Date is required to approve the amendment to the Restated Certificate of Incorporation. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the Annual Meeting. Broker non-votes will not be counted as votes cast either for or against the proposals, will have the same legal effect as a vote "against" the amendment to the Restated Certificate of Incorporation and will have no effect on the other matters voted upon.

Will any other matters be acted on at the Annual Meeting?

        If any other matters are properly presented at the Annual Meeting or any adjournment, the persons named in the proxy will have discretion to vote on those matters. As of the date by which stockholder proposals must have been received by the Company to be presented at the Annual Meeting, and as of the date of this Proxy Statement, the Company did not know of any other matters to be presented at the Annual Meeting.

Who pays for this proxy solicitation?

        The Company will bear the entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders. The Company has retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies for a fee of $15,000, plus reimbursement of its out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and these entities may be reimbursed by the Company for their expenses. Proxies also may be solicited by directors, officers or employees of the Company in person or by telephone, e-mail or other means. No additional compensation will be paid to such individuals for these services.

How may I communicate with the Board of Directors?

        Stockholders wishing to send communications to the Board of Directors individually or as a group may do so by writing to: The Board of Directors of Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, Attention: Corporate Communications. You should identify your communication as being from a stockholder of the Company. The Company may require reasonable evidence that your communication or other submission is made by a stockholder of the Company before transmitting your communication to the Board of Directors.

AVAILABILITY OF CERTAIN DOCUMENTS

Householding of Annual Meeting materials

        Some banks, brokers and other nominee record holders may participate in the practice of "householding" proxy statements and their accompanying documents and/or Notices of Internet Availability. This means that only one copy of our Proxy Statement and/or Notice of Internet Availability is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Take-Two Interactive Software, Inc., 622 Broadway, New York, NY 10012, Attn: Investor Relations. If you want to receive separate copies of our proxy statements and/or Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Additional information

        We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our Internet website at www.take2games.com or the SEC's website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the year ended October 31, 2008, without charge to any stockholder upon written request to Take-Two Interactive Software, Inc., 622 Broadway, New York, NY 10012, Attn: Investor Relations.

ELECTION OF DIRECTORS

(Proposal 1)

        At the Annual Meeting eight directors will be elected to hold office for a term expiring at the 2010 Annual Meeting of Stockholders. The Board of Directors, upon the recommendation of the Corporate Governance Committee, has nominated the nominees named herein. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

        At the Annual Meeting, the proxies given by stockholders will be voted individually for the election, as directors of the Company, of the persons named herein, unless a proxy card specifies that it is not to be voted in favor of a nominee for director. If any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as may be designated by the Board of Directors. Each of the persons named herein has indicated to the Board of Directors that he will be available to serve as a director of the Company.

        Policy on Majority Voting for Directors.    In an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election promptly shall tender his or her resignation to the Corporate Governance Committee following certification of the stockholder vote. The Corporate Governance Committee promptly will consider the resignation offer and recommend to the Board of Directors the action to be taken with respect to such offered resignation. The Board of Directors will act on the Corporate Governance Committee's recommendation within 90 days following the date of the Annual Meeting. Thereafter, the Board of Directors promptly will disclose its decision whether to accept the director's resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K filed with the SEC. Any director tendering a resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or action of the Board of Directors regarding whether or not to accept the resignation offer.

        The Board of Directors recommends that stockholders vote FOR the election of the nominees named below.

        Set forth below is information with respect to the nominees for directors:

        Ben Feder, age 45, has been Chief Executive Officer and a director of the Company since he was nominated by certain stockholders of the Company in 2007 and elected to the Board of Directors at the Company's 2007 annual meeting of stockholders. Mr. Feder also is a partner of ZelnickMedia Corporation ("ZelnickMedia"), a media investment and management firm, and is involved in overseeing ZelnickMedia's interest in Columbia Music Entertainment (CME) of Japan. He is a director of CME, which is traded on the Tokyo Stock Exchange. Prior to co-founding ZelnickMedia in 2001, Mr. Feder was Chief Executive Officer of MessageClick, Inc., a leading provider of voice messaging technology for next-generation telephone networks, and held a senior position with News Corporation.

        Strauss Zelnick, age 51, has been Chairman of the Company since he was nominated by certain stockholders of the Company in 2007 and elected to the Board of Directors at the Company's 2007 annual meeting of stockholders and became Executive Chairman in February 2008. Mr. Zelnick is also a partner in ZelnickMedia. Mr. Zelnick currently is Chairman of Columbia Music Entertainment (CME) of Japan and ITN Networks. He serves on the boards of directors of Blockbuster Inc. and Naylor Inc. Mr. Zelnick served as Executive Chairman of Direct Holdings Worldwide, Inc., the parent company of Time Life and Lillian Vernon, until the company was sold to Reader's Digest on March 2, 2007. Prior to forming ZelnickMedia, Mr. Zelnick was President and Chief Executive Officer of BMG Entertainment, a $4.7 billion music and entertainment company with more than 200 record labels and operations in 54 countries. Mr. Zelnick's appointment as President and Chief Executive Officer of BMG Entertainment followed his tenure as President and Chief Executive Officer of the company's North American business unit from 1994 through 1998. Before joining BMG Entertainment, Mr. Zelnick was President and Chief Executive Officer of Crystal Dynamics, a leading producer and distributor of interactive game software. Prior to that, he spent four years as President and Chief Operating Officer of 20th Century Fox, where he managed all aspects of its worldwide motion picture and distribution business. Previously, he spent three years at Vestron Inc. as a senior executive, and rose to become President and Chief Operating Officer. Mr. Zelnick also served as Vice President, International Television for Columbia Pictures. Mr. Zelnick holds an MBA and a JD from Harvard University and a BA from Wesleyan University. He is an associate member of the National Academy of

Recording Arts and Sciences and served on the board of directors of the Recording Industry Association of America and the Motion Picture Association of America.

        Robert A. Bowman, age 53, has been a director of the Company since April 2007. Mr. Bowman is the President and Chief Executive Officer of Major League Baseball Advanced Media, LP, which manages the interactive and Internet rights for Major League Baseball, a position he has held since 2000. Prior to joining MLB Advanced Media, Mr. Bowman was President and Chief Operations Officer of ITT Corporation from 1995 to 2000, where he previously served as Chief Financial Officer from 1991 to 1995. Mr. Bowman served as the Treasurer of the State of Michigan from 1983 to 1990, overseeing its tax policy and collection and the state's pension fund. Mr. Bowman serves as President of the Michigan Education Trust and is a director of Blockbuster Inc. and The Warnaco Group, Inc., serving as the Chair of the Audit Committee at Blockbuster and on the Audit Committee and Compensation Committee at Warnaco.

        Grover C. Brown, age 73, has been a director of the Company since March 2006. Mr. Brown was not nominated by certain stockholders of the Company, and therefore not elected, to the Board of Directors at the Company's 2007 annual meeting of stockholders. However, at a meeting of the Board held immediately thereafter, the Board reappointed him to the Board. Mr. Brown, a former judge, has been special counsel at the Wilmington, Delaware law firm of Gordon, Fournaris & Mammarella, P.A. since March 2000. Previously, Mr. Brown was a partner at the Wilmington law firm of Morris, James, Hitchens & Williams from 1985 to 2000. Mr. Brown served as Chancellor and Vice Chancellor of the Delaware Court of Chancery from 1973 until 1985 and was a Family Court Judge for the State of Delaware prior to that time. Mr. Brown was a director of Cablevision Systems Corporation, a telecommunications and entertainment company and was a member of its Special Litigation Committee from October 2006 to May 2008.

        Michael Dornemann, age 63, was nominated by certain stockholders of the Company and elected to the Board of Directors at the Company's 2007 annual meeting of stockholders. Mr. Dornemann is an entertainment and marketing executive with more than 30 years of management consulting, corporate development, strategic advisory and media experience. Since 2001, Mr. Dornemann has served on several boards and currently serves on the board of directors of Jet Set AG, a worldwide fashion company based in Switzerland, as Vice-Chairman of Access Worldwide Communications and on the board of directors of Columbia Music Entertainment (CME) of Japan. Prior to 2001, Mr. Dornemann was an executive board member of Bertelsmann AG for 16 years and Chief Executive Officer of Bertelsmann Entertainment (music and television division) and held positions with IBM and Boston Consulting Group.

        John F. Levy, age 53, has been a director of the Company since March 2006. Since May 2005, Mr. Levy has served as the Chief Executive Officer of Board Advisory Services, a consulting firm that advises public companies in the areas of corporate governance, corporate compliance, financial reporting and financial strategies. Since August 2008, Mr. Levy has served as the Interim Chief Financial Officer of Photovoltaic Power Corporation, a development stage company formed to manufacture and market copper indium selenide thin film solar modules. Mr. Levy served as the Interim Chief Financial Officer from November 2005 to March 2006 of Universal Food & Beverage Company, which filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Act on August 31, 2007. From November 1997 to May 2005, Mr. Levy served as Chief Financial Officer of MediaBay, Inc., a NASDAQ listed company and provider of spoken word audio content. While at MediaBay, he also served for a period as its Vice Chairman. Mr. Levy is a certified public accountant with nine years of experience with the national public accounting firms of Ernst & Young, Laventhol & Horwath and Grant Thornton LLP. Mr. Levy is a director, Lead Director and Chairman of the Audit Committee of Gilman Ciocia, Inc., a financial planning and tax preparation firm, is a director and Chair of the Special Committee of Atlas Mining Company, an exploration stage natural resource and mining company and is a director of PNG Ventures, Inc., a producer and distributor of vehicle-quality liquid natural gas serving airports, public transit, refuse, seaports, regional trucking, taxis and government fleets markets.

        J Moses, age 50, was nominated by certain stockholders of the Company and elected to the Board of Directors at the Company's 2007 annual meeting of stockholders. Since 1997, Mr. Moses has been the Chief Executive Officer of UGO Networks, Inc., an online publisher delivering information and entertainment for gamers. Mr. Moses, who co-founded UGO Networks, managed the sale of that company to the Hearst Corporation in August 2007, where he continues to oversee that company. Prior thereto, Mr. Moses served as President of MTV Russia and oversaw the launch of MTV Networks in Russia in 1996. Mr. Moses, a 30 year veteran of the media industry, also served as the President of BMG Interactive from 1992 to 1995.

        Michael Sheresky, age 41, was nominated by certain stockholders of the Company and elected to the Board of Directors at the Company's 2007 annual meeting of stockholders. Since 1997, Mr. Sheresky has held a number of positions at the William Morris Agency, a talent agency, and he currently serves as a Senior Vice President in its Motion Picture Department.

        Set forth below is information with respect to the Company's executive officers who are not also directors:

        Lainie Goldstein, age 41, became Chief Financial Officer of the Company in June 2007 and prior thereto served as the Company's Senior Vice President of Finance beginning in November 2003. Prior to joining the Company in November 2003, Ms. Goldstein spent seven years in various finance positions with Nautica Enterprises, an apparel company, most recently as Vice President, Finance and Business Development. Ms. Goldstein is a certified public accountant, and held positions in the audit and reorganization departments at Grant Thornton LLP.

        Seth Krauss, age 38, has been Executive Vice President and General Counsel of the Company since March 2007. Prior to that time, he served in the Legal and Compliance Division of Morgan Stanley, a global financial services company, first as Vice President and Counsel and then as Executive Director and Counsel from March 2004 to March 2007, where most recently he had been responsible for coordinating all significant regulatory and law enforcement matters for Morgan Stanley in the United States and served as one of the firm's senior liaisons to its U.S.-based financial regulators and law enforcement agencies. From 1995 until joining Morgan Stanley in March 2004, Mr. Krauss served as an Assistant District Attorney and Senior Investigative Counsel in the New York County District Attorney's Office, where his work included leading complex, long-term investigations into violations of securities, banking, accounting, taxation and related laws and regulations, working closely with the SEC, FINRA (formerly the NASD and NYSE Regulation, Inc.), as well as numerous state, federal and international financial regulators and law enforcement agencies.

        Gary Dale, age 48, became Chief Operating Officer of the Company in July 2008 and resigned from such position effective April 2009. Mr. Dale was Executive Vice President of the Company from December 2007 through July 2008 and prior to that time was Chief Operating Officer of the Company's Rockstar Games publishing label since joining the Company in January 2007. Mr. Dale previously served as the European Managing Director of Capcom Co. Ltd., an interactive entertainment company, from November 2003 to January 2007. From 2000 to 2003, he was Chief Executive Officer of Granada Sky Broadcasting, an operator of television channels in the United Kingdom, where he was responsible for production, programming, operations, sales and marketing. From 1998 to 2000, he served as Senior Vice President of International Marketing at BMG Music, overseeing all marketing activities outside of North America. Prior to that, he was President of the Interactive Software and Video Division of BMG Entertainment from 1994 until the Company acquired BMG Interactive in March 1998.

        Karl Slatoff, age 38, became Executive Vice President of the Company in February 2008. Mr. Slatoff also is a partner of ZelnickMedia. Prior to joining ZelnickMedia in 2001, Mr. Slatoff served as Vice President, New Media for BMG Entertainment, where he was responsible for guiding BMG's online digital strategies, including the development of commercial digital distribution initiatives and new business models for the sale and syndication of online content. From 1994 to 1996, Mr. Slatoff worked in strategic planning at the Walt Disney Company, where he focused on the consumer products, studio and broadcast divisions, as well as several initiatives in the educational, publishing and new media sectors. From 1992 to 1994, Mr. Slatoff worked in the corporate finance and mergers and acquisitions units at Lehman Brothers where he focused on the consumer products and retail/merchandising industries.

        Meetings of Directors.    The Board of Directors holds regularly scheduled meetings during the year and holds additional meetings as necessary or desirable. During the fiscal year ended October 31, 2008, the Board of Directors held 27 meetings. Each of the incumbent directors attended more than 75% of the meetings of the Board of Directors and all committees thereof on which he served during the period for which he was a member thereof.

        Independent Directors; Board Committees.    The Board has determined that Messrs. Bowman, Brown, Dornemann, Levy, Moses and Sheresky are "independent" directors as defined under the rules of The NASDAQ Stock Market. During the fiscal year ended October 31, 2008, the independent directors met in executive session (outside the presence of management) on numerous occasions. The Board has three committees entirely comprised of independent directors, a Compensation Committee, a Corporate Governance Committee and an Audit Committee, each of which is governed by a written charter. The Board also has an Executive Committee, currently comprised of Messrs. Dornemann (Chair), Brown, Feder and Zelnick, which is also governed by a written charter. These written charters and the Company's Code of Business Conduct and Ethics are posted on the Company's website at www.take2games.com and can be accessed by clicking on "Corporate," then "Corporate Overview," then "Governance Policies." The Board also established a Special Litigation Committee in 2006. The Special Litigation Committee, currently comprised of Messrs. Brown, Levy and Zelnick, is responsible for, among other things, investigating the allegations made in certain stockholder derivative actions and investigating the Company's past stock option granting practices. Certain information as to the Compensation Committee, the Corporate Governance Committee and the Audit Committee is set forth below.

        Lead Independent Director.    The Lead Independent Director is responsible for presiding at all Board meetings at which the Chairman of the Board is not present, convening regular and special meetings of the independent directors, developing the agenda for executive sessions of the independent directors and working with the Chairman to develop the agenda for meetings of the full board, coordinating feedback to the Chairman on behalf of the independent directors, and coordinating with the General Counsel of the Company to respond to stockholders who have addressed a communication to the independent directors. The Lead Independent Director meets separately with one or more of the Chief Executive Officer, the Chief Financial Officer and the General Counsel on approximately a bi-weekly basis to discuss the business strategy of the Company in greater detail and provide additional guidance to such members of management. These meetings enable the Lead Independent Director to gain a deeper understanding of any matters being handled by management which should be brought to the attention of the entire Board or a committee thereof, as well as an opportunity to obtain additional information on any matters which he believes may otherwise be of interest to the other directors and to provide advice to the other directors regarding such matters. The Lead Independent Director generally attends the meetings of the Audit Committee, Compensation Committee and Corporate Governance Committee. Finally, the Lead Independent Director is responsible for handling any matters concerning an actual or potential conflict of interest involving any other director. Mr. Dornemann was designated by the Board as the Chairman of the Executive Committee and, as such, also serves as Lead Independent Director.

        Compensation Committee.    The Company has established a Compensation Committee of the Board of Directors, currently comprised of Messrs. Sheresky (Chair), Dornemann and Moses. The function of the Compensation Committee is to review the compensation policies and procedures of the Company, evaluate and approve the executive officers' compensation and make recommendations to the Board of Directors regarding executive compensation. The Compensation Committee held 12 meetings during the fiscal year ended October 31, 2008.

        Corporate Governance Committee.    The Company has established a Corporate Governance Committee, currently comprised of Messrs. Moses (Chair), Bowman, Brown and Sheresky. This committee is responsible for creating and maintaining overall corporate governance policies for the Company and identifying, screening and recruiting director candidates for the Board of Directors. The Corporate Governance Committee held nine meetings during the fiscal year ended October 31, 2008.

        The Corporate Governance Committee will consider nominees recommended by stockholders, provided that the recommendation contains sufficient information for the Committee to assess the suitability of the candidate. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Committee receive.

        When selecting directors, the Board will review and consider many factors, including experience, business understanding, achievement, available time, diversity, age, skills and independence. It also will consider ethical standards, integrity and any conflict of interest. It considers recommendations primarily from members of the Board and management. The Committee conducts interviews with candidates who meet the Board's criteria, and has full discretion in considering its nominations to the Board. The Board of Directors adopted Corporate Governance Guidelines, which include criteria to assess the suitability of candidates for the Board of Directors. These Corporate Governance Guidelines are posted on the Company's website at "www.take2games.com" and can be accessed by clicking on "Corporate," then "Corporate Overview," then "Governance Policies."

        A stockholder wishing to nominate a candidate for election to the Board at the Company's Annual Meeting of Stockholders to be held in 2010 is required to give written notice of an intention to make such a nomination by no later than January 23, 2010. Such notice should be addressed to Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, Attention: Corporate Communications.

        The notice of nomination is required to contain information about both the nominee and the stockholder making the nomination, including information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under the applicable rules of The NASDAQ Stock Market, or, alternatively, a statement that the recommended candidate would not be so barred. A nomination that does not comply with these requirements will not be considered.

        Audit Committee.    The Company has established an Audit Committee of the Board of Directors, currently comprised of Messrs. Levy (Chair), Bowman and Moses. The Board of Directors has determined that Mr. Levy qualifies as an "audit committee financial expert" under federal securities laws. The Audit Committee held five meetings during the fiscal year ended October 31, 2008.

        Director Training.    The Board has adopted a policy encouraging directors to take RiskMetrics Group accredited training. Since October 2007 seven of our eight directors each attended at least eight hours of RiskMetrics Group accredited training. Commencing in calendar year 2009, director training will be measured on a calendar year basis.

        Director Stock Ownership Guidelines.    In June 2007, the Company adopted stock ownership guidelines for non-employee directors of the Company. Under these guidelines, non-employee directors are encouraged to own shares of Common Stock having a value equal to three times the annual cash retainer paid by the Company to its non-employee directors, which is currently $60,000. The ownership guidelines propose that current non-employee directors achieve such stock position within five years after the date of the adoption of the guidelines and that future non-employee directors achieve such ownership position within five years after the date of their election to the Board.

        Code of Business Conduct and Ethics.    The Company has adopted a written Code of Business Conduct and Ethics that applies to the directors, officers and employees of the Company, including the Company's principal executive officer, principal financial officer, principal accounting officer and controller and any person performing similar functions. A copy of the Code of Business Conduct and Ethics is posted on the Company's website at "www.take2games.com" and can be accessed by clicking on "Corporate," then "Corporate Overview," then "Governance Policies."

        Conflict of Interest Guidelines for Directors / Directors' Code of Conduct.    The Company has adopted a written Conflict of Interest Guidelines for Directors / Directors' Code of Conduct that applies to directors of the Company. A copy of the Conflict of Interest Guidelines for Directors / Directors' Code of Conduct is posted on the Company's website at "www.take2games.com" and can be accessed by clicking on "Corporate," then "Corporate Overview," then "Governance Policies."

        Attendance at Stockholder Meetings.    The Board has adopted a policy whereby directors are strongly encouraged to attend the Company's annual meeting of stockholders. Seven of our eight directors attended the last annual meeting of the Company's stockholders in April 2008.

        Certain Legal Proceedings.    As disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2008 accompanying this Proxy Statement, the Company and certain of its former officers and directors and all of its current directors, are defendants in a number of legal proceedings, including a number of purported derivative proceedings.

ADOPTION OF THE 2009 STOCK INCENTIVE PLAN

(Proposal 2)

        The Board of Directors has approved the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (the "2009 Stock Incentive Plan") to enhance the profitability and value of the Company for the benefit of its stockholders. The 2009 Stock Incentive Plan will enable the Company to offer eligible employees, consultants and non-employee directors stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders. The Board of Director's adoption of the 2009 Stock Incentive Plan, including the material terms of the performance goals under the 2009 Stock Incentive Plan, is subject to the approval of the Company's stockholders.

        The following description of the 2009 Stock Incentive Plan is a summary and is qualified in its entirety by reference to the 2009 Stock Incentive Plan, a copy of which is attached as Annex A to this Proxy Statement.

        Administration.    The 2009 Stock Incentive Plan is administered by a committee (the "Committee") which, with respect to eligible employees and consultants, will be the Compensation Committee of the Board of Directors, or such other committee or subcommittee of the Board of Directors appointed from time to time by the Board of Directors, consisting of two or more non-employee directors, each of whom is intended to be, to the extent required, a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an outside director as defined under Section 162(m) of the Internal Revenue Code and an independent director for the purposes of the applicable stock exchange rules. The Board of Directors will be the Committee with respect to the application of the 2009 Stock Incentive Plan to non-employee directors.

        Generally, the Committee has full authority to administer and interpret the 2009 Stock Incentive Plan, to grant discretionary awards under the 2009 Stock Incentive Plan, to delegate authority to others or other committees, and to determine:

  •
  the persons to whom awards will be granted;

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  the types of awards to be granted;

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  the terms and conditions of each award;

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  the number of shares of Common Stock to be covered by each award;

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  when an award may be granted (however awards may only be granted during the 45 day period following the filing of a quarterly report by the Company or the 30-day period following the filing of the Company's annual report, or immediately prior to a change in control (as defined in the 2009 Stock Incentive Plan) that occurs outside of such periods); and

  •
  all other determinations in connection with the 2009 Stock Incentive Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the 2009 Stock Incentive Plan.

        The terms and conditions of individual awards will be set forth in written agreements that are consistent with the terms of the 2009 Stock Incentive Plan. Awards under the 2009 Stock Incentive Plan may not be made on or after the tenth anniversary of the 2009 Stock Incentive Plan's adoption by the Board of Directors, except that awards (other than stock options or stock appreciation rights) that are intended to be "performance-based" under Section 162(m) of the Internal Revenue Code will not be made after the fifth anniversary of the date of the last approval by the Company's stockholders of the performance goals set forth in the 2009 Stock Incentive Plan.

        Eligibility and Types of Awards.    All employees and consultants of the Company and its affiliates and non-employee directors of the Company are eligible to be granted nonqualified stock options, stock appreciation rights, restricted stock and other stock-based awards. In addition, the Company's employees and employees of the Company's affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Internal Revenue Code) are eligible to be granted incentive stock options under the 2009 Stock Incentive Plan.

        Available Shares.    The aggregate number of shares of Common Stock which may be issued or used for reference purposes under the 2009 Stock Incentive Plan or with respect to which awards may be granted thereunder may not exceed the sum of 4,900,000 shares plus any shares that remain available for grant under the Company's 2002 Stock Option Plan and the Company's Incentive Stock Plan as of the date the Company's stockholders approve the 2009 Stock Incentive Plan. Awards of Common Stock under the 2009 Stock Incentive Plan may be either authorized and unissued shares of Common Stock or shares of Common Stock held in treasury by the Company. In general, if awards under the 2009 Stock Incentive Plan are cancelled, expire or terminate unexercised for any reason, the shares covered by such awards will be available again for the grant of awards under the 2009 Stock Incentive Plan. The number of shares of Common Stock available for awards under the 2009 Stock Incentive Plan will be reduced by the total number of stock options or stock appreciation rights exercised (regardless of whether the shares of Common Stock underlying such awards are not actually issued as the result of net settlement), any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any award, and any shares of Common Stock repurchased in the open market with the proceeds of a stock option exercise.

        If the 2009 Stock Incentive Plan is approved by stockholders, the Company will amend its 2002 Stock Option Plan and its Incentive Stock Plan to provide that no further awards will be granted thereunder, that all of the remaining shares available for grant in such plans as of the date the Company's stockholders approve the 2009 Stock Incentive Plan will be added to and be available for grant under the 2009 Stock Incentive Plan, and that shares underlying awards granted under such plans that remain unvested or undelivered following any expiration, cancellation or forfeiture of the award will no longer be available for purposes of granting awards thereunder. As of February 25, 2009, there were an aggregate of 5,142,549 shares of Common Stock underlying unvested or undelivered awards under the Company's 2002 Stock Option Plan and its Incentive Stock Plan and an aggregate of 1,304,042 shares of Common Stock with respect to which awards may be granted under such plans.

        The maximum number of shares of Common Stock with respect to which any stock option, stock appreciation right, other stock based awards or shares of restricted stock that are subject to the attainment of specified performance goals and intended to satisfy Section 162(m) of the Internal Revenue Code may be granted under the 2009 Stock Incentive Plan during any fiscal year to any eligible employee or consultant will be 1,000,000 shares (per type of award). The total number of shares of Common Stock with respect to all of such types of awards that may be granted under the 2009 Stock Incentive Plan during any fiscal year to any eligible employee or consultant will be 4,000,000 shares. There is no annual limit on the number of shares of Common Stock with respect to an award of restricted stock that are not subject to the attainment of specified performance goals to eligible employees or consultants. The maximum number of shares of Common Stock with respect to which any stock option (other than incentive stock options), stock appreciation right or other stock-based award that may be granted under the 2009 Stock Incentive Plan during any fiscal year to any non-employee director will be 50,000 shares (per type of award). The total number of shares of Common Stock with respect to all types of awards that may be granted under the 2009 Stock Incentive Plan during any fiscal year to any non-employee director will be 100,000 shares.

        The Committee will adjust the above individual maximum share limitations, the aggregate number of shares of Common Stock available for the grant of awards and the exercise price of an award to reflect certain changes in the Company's capital structure or business by reason of certain corporate transactions or events as provided in the 2009 Stock Incentive Plan.

        Awards Under the 2009 Stock Incentive Plan.    The following types of awards are available under the 2009 Stock Incentive Plan:

        Stock Options.    The Committee may grant incentive stock options (only to eligible employees) and nonqualified stock options to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may not exceed 10 years (or five years in the case of an incentive stock option granted to a 10% stockholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value). Unless otherwise determined by the Committee at the time of grant, stock options are subject to termination if (i) prior to exercise the recipient engages in Detrimental Activity (as defined in the 2009 Stock Incentive Plan), or (ii) if the recipient engages in Detrimental Activity during the one-year period following the later of the date the stock option is exercised or becomes vested, the Company may recover at any time within the one-year period following such date, and upon request the recipient will pay to the Company, an amount equal to any gain realized as a result of the exercise (collectively, the "Detrimental Activity Provisions").

        Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at the time of grant and the exercisability of such options may be accelerated by the Committee in its sole discretion. Upon the exercise of an option, the participant must make payment of the full exercise price, either (i) in cash, check, bank draft or money order; (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as a may be acceptable to the Committee.

        Stock Appreciation Rights.    The Committee may grant stock appreciation rights ("SARs") either with a stock option which may be exercised only at such times and to the extent the related option is exercisable ("Tandem SARs") or independent of a stock option ("Non-Tandem SARs"). A SAR is a right to receive a payment in Common Stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be no less than the fair market value of the Common Stock on the date of grant in the case of a Non-Tandem SAR. The Committee also may grant "limited SARs," either as Tandem SARs or Non-Tandem SARs, which become exercisable only upon the occurrence of a change in control (as defined in the 2009 Stock Incentive Plan) or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Unless otherwise determined by the Committee at grant, SARs are subject to the Detrimental Activity Provisions.

        Restricted Stock.    The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares in the event of a merger, recapitalization, reorganization or similar event involving the Company, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient's restricted stock agreement. The Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

        Recipients of restricted stock are required to enter into a restricted stock agreement with the Company that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

        If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulas or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. Section 162(m) of the Internal Revenue Code requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the 2009 Stock Incentive Plan, included in Annex A hereto and discussed in general below.

        Other Stock-Based Awards.    The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units) under the 2009 Stock Incentive Plan that are payable in cash or denominated or payable in or valued by shares of Common Stock or factors that influence the value of such shares. The Committee will determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Internal Revenue Code and/or a minimum vesting period. The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2009 Stock Incentive Plan, included in Annex A hereto and discussed in general below.

        Performance Goals.    The Committee may grant awards of restricted stock and other stock-based awards that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code. These awards may be granted, vest and/or be paid based on attainment of specified performance goals established by the Committee. These performance goals will be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following criteria selected by the Committee:

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  earnings per share, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization;

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  gross profit or gross profit return on investment;

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  gross margin or gross margin return on investment;

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  operating income, operating profit margin, net income, cash flow or economic value added;

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  revenue growth;

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  working capital;

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  specified objectives with regard to limiting the level of increase in all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

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  return on equity, assets or capital;

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  return on invested capital;

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  net revenues;

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  gross revenues;

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  total stockholder return;

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  fair market value of the shares of the Common Stock;

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  the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; or

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  reduction in expenses.

        To the extent permitted by law, the Committee may also exclude, or adjust to reflect, the impact of an event or occurrence which the Committee determines should be appropriately excluded or adjusted, including:

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  restructurings, discontinued operations, extraordinary items or events and other unusual or non-recurring charges;

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  an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management; or

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  a change in tax law or a change in accounting standards required by generally accepted accounting principles.

        Performance goals also may be based on individual participant performance goals, as determined by the Committee, in its sole discretion.

        In addition, all performance goals may be based upon the attainment of specified levels by the Company (or subsidiary, division, other operational unit or administrative department of the Company) under one or more of the measures described above relative to the performance of other corporations. To the extent permitted by law, the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

        Change in Control.    Unless otherwise determined by the Committee at the time of grant, in a written employment agreement, or by an affirmative vote of a majority of the members of the Board prior to the occurrence of a change in control (as defined in the 2009 Stock Incentive Plan), awards subject to vesting and/or restrictions will accelerate and vest, or restrictions will lapse, upon a change in control of the Company. In addition, in the discretion of the Committee, awards may be (i) assumed and continued or substituted in accordance with applicable law, (ii) purchased by the Company for an amount equal to the price of the Common Stock paid in a change in control (less the aggregate exercise price of the awards) (or cancelled and extinguished pursuant to the terms of a merger or other purchase agreement), or (iii) cancelled if the price of the Common Stock paid in a change in control is less than the exercise price of the award. The Committee also may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

        Amendment and Termination.    Notwithstanding any other provision of the 2009 Stock Incentive Plan, the Board of Directors or the Committee may at any time amend any or all of the provisions of the 2009 Stock Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the 2009 Stock Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant and, provided further that the approval of our stockholders will be obtained to the extent required by Delaware law, Sections 162(m) and 422 of the Internal Revenue Code, or the rules of the applicable stock exchange, as specified in the 2009 Stock Incentive Plan.

        Miscellaneous.    Awards granted under the 2009 Stock Incentive Plan generally are nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

        Certain U.S. Federal Income Tax Consequences.    The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the 2009 Stock Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

        Incentive Stock Options.    In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either such time. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of Common Stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed on the date of grant until the date three months prior to the date of exercise and such recipient does not sell the Common Stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option or (ii) one year after the date of exercise, a subsequent sale of the Common Stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

        If the recipient is not continuously employed on the date of grant until the date three months prior to the date of exercise or such recipient disposes of the Common Stock acquired upon exercise of the incentive stock option within either of the above mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise over the exercise price, and (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Section 162(m) and 280G of the Internal Revenue Code (as described below), we generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

        Nonqualified Stock Options.    A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. Subject to the limitations under Section 162(m) and 280G of the Internal Revenue Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

        All Options.    With regard to both incentive stock options and nonqualified stock options, the following also apply: (i) any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options, (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1 million limitation on deductible compensation), and (iii) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code, which excess amounts may be subject to excise taxes and may be nondeductible by the Company.

        In general, Section 162(m) of the Internal Revenue Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its chief executive officer and four other executive officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period of the plan under which the options are granted is approved by stockholders and is administered by a committee comprised of outside directors. The 2009 Stock Incentive Plan is intended to satisfy these requirements with respect to options.

        The 2009 Stock Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2009 Stock Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.

        Future 2009 Stock Incentive Plan Awards.    Except as otherwise set forth below, at this time no equity-based awards have been approved for grant to any employee, officer, non-employee director or consultant pursuant to the 2009 Stock Incentive Plan. We anticipate that other equity-based awards may be granted to the named individuals as well as to other employees, officers, non-employee directors and consultants under the 2009 Stock Incentive Plan. However, the number of shares of Common Stock that may be granted to the named individuals will be based upon various prospective factors, including, the nature of services to be rendered by our employees, officers, non-employee directors and consultants, and their potential contributions to our success. Accordingly, except as otherwise set forth below, actual awards cannot be determined at this time.

        Awards to Non-Executive Officers and Employees.    Subject to, and effective on the date of, the stockholders' approval of the 2009 Stock Incentive Plan, the Committee has approved the grant of an aggregate of 2,849,003 shares of restricted stock under the 2009 Stock Incentive Plan to certain employees of the Company's Rockstar Games publishing label who are responsible for video game development and/or publishing activities. All such shares of restricted stock will vest in equal monthly installments over a three-year period commencing on December 9, 2008, subject to full or partial acceleration under certain circumstances related to a change in control and/or termination of employment. In the event Proposal 2 is not approved by the stockholders of the Company at the Annual Meeting, the grants of restricted stock described in this paragraph will not be made and, in lieu thereof, the Company will be obligated to pay to such employees an aggregate amount equal to 2,849,003 multiplied by the greater of $11.15 and the average closing price of the Common Stock for the 20 consecutive trading days ending on the trading day immediately prior to the date of the Annual Meeting.

        THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE 2009 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE 2009 STOCK INCENTIVE PLAN.

 AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK FROM 100 MILLION SHARES TO 150 MILLION SHARES

(Proposal 3)

        On February 18, 2009, the Company's Board unanimously adopted a resolution declaring it advisable to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.01 par value, from 100,000,000 shares to 150,000,000 shares, subject to approval by the stockholders. The form of proposed amendment (the "Amendment") is attached as Annex B to this Proxy Statement. Stockholders most recently approved an increase in the number of the Company's authorized shares of Common Stock in November 2003.

        Management believes that the Amendment maintains the Company's flexibility in responding to future business and financing needs and other opportunities and therefore is in the best interests of the Company and its stockholders. These additional shares will be used for general corporate purposes, including for use in connection with one or more of the following: stock splits, stock dividends, rights or securities convertible into Common Stock, employee stock incentive and other stock ownership plans, financing transactions and acquisitions.

        All newly authorized shares of Common Stock would have the same rights as the presently authorized shares of Common Stock, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. The issuance of additional shares of authorized Common Stock would be within the discretion of the Board, without the requirement of further action by stockholders unless such action is required under applicable law or the rules of any stock exchange on which the Company's securities then may be listed. Requiring the stockholders to meet and approve each separate issuance of additional common stock would be time consuming and costly. Moreover, if stockholder authorization of additional common stock were postponed until a specific need arose, the delay could, in some instances, deprive the Company and its stockholders of opportunities otherwise available. While not intended as an anti-takeover provision, the increase in authorized shares by the proposed amendment could under some circumstances (i) enable existing directors and officers of the Company to increase their beneficial ownership of the Company in response to a takeover attempt by another person by entering into transactions resulting in the issuance of authorized shares by the Company to existing directors and officers and/or (ii) dilute the beneficial ownership of the person making the takeover attempt by issuing shares to another person who might assist the Board of Directors in opposing the takeover if the Board of Directors determines that the takeover is not in the best interests of the Company and its stockholders.

        The Company's Restated Certificate of Incorporation also authorizes the issuance of 5,000,000 shares of preferred stock, $0.01 par value, none of which is outstanding.

        The Board has not authorized the issuance or use of any of the additional shares of Common Stock to be authorized by the Amendment.

        Under the Company's Restated Certificate of Incorporation, no holder of any class of stock of the Company is entitled to any preemptive rights with respect to shares of the Company's capital stock.

        THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" SUCH AMENDMENT.

 RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 4)

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP ("E&Y") as the Company's independent registered public accounting firm to audit its consolidated financial statements for its fiscal year ending October 31, 2009. Although action by the stockholders on this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of the appointment of the independent registered public accounting firm to provide a forum for stockholders to express their views with regard to the Audit Committee's appointment. If the stockholders do not ratify the appointment of E&Y, the selection of independent registered public accounting firms may be reconsidered by the Audit Committee; provided, however, that the Audit Committee retains the right to continue to engage E&Y. In addition, notwithstanding the ratification of E&Y as the Company's independent registered public accounting firm for the year ending October 31, 2009, the Audit Committee retains the right to replace E&Y at any time without stockholder approval.

        THE BOARD OF DIRECTORS BELIEVES THAT RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" SUCH RATIFICATION.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        E&Y has been the Company's independent registered public accounting firm and has audited the Company's financial statements since April 2006. The Company has been advised that representatives of E&Y will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

Independent Auditor Fee Information

        The aggregate fees billed by E&Y for the fiscal years ended October 31, 2007 and 2008 are set forth below. The Audit Committee believes that the services performed by E&Y were compatible with maintaining E&Y's independence.

	2008	2007
Audit(1)	$4,152,500	$4,037,000
Audit-related(2)	100,700	44,500
Tax	451,000	5,800

All Other		—
Total	$4,704,200	$4,087,300

(1)
Includes quarterly reviews and audit of financial statements and internal control over financial reporting, statutory audits, services associated with registration statements and other SEC filings. The amount in 2007 also includes accounting consultations in connection with the Company's stock option investigation and resulting restatement. The amount in 2008 also includes assistance in responding to SEC comment letters.

(2)
Includes due diligence and accounting consultations in connection with proposed acquisitions.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Review of the Company's Audited Financial Statements for the Fiscal Year Ended October 31, 2008

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements included in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, Communication With Audit Committees (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        The Audit Committee also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's report on the effectiveness of the Company's internal control over financial reporting.

        The Audit Committee discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, including internal control over financial reporting, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended October 31, 2008 filed by the Company with the Securities and Exchange Commission. The Audit Committee also has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2009.

Submitted by the Audit Committee of the Board of Directors: John F. Levy (Chair) Robert Bowman J Moses

Dated: March 2, 2009

 STOCKHOLDER PROPOSAL

(PROPOSAL 5)

        The Sisters of St. Joseph of Nazareth, Michigan has submitted a stockholder proposal for consideration at the Annual Meeting. The stockholder's address is 975 E. Gardenia Avenue, Madison Heights, Michigan 48071-3431. The stockholder has represented to us that it held 300 shares of common stock as of November 3, 2008.

        In accordance with the Federal securities laws, the stockholder proposal and supporting statement is presented below exactly as submitted by the stockholder and is quoted verbatim and is in italics. The Company is not responsible for the contents of the stockholder proposal or the accuracy thereof.

        For the reasons stated in the response of the Board of Directors, which follows this stockholder proposal, the Board of Directors unanimously recommends that stockholders vote AGAINST this stockholder proposal.

Whereas:

        The size of executive compensation, often deemed excessive, has become a major public as well as corporate issue. We believe that boards, in setting executive compensation, should consider social responsibility and environmental performance, as well as the financial performance, of the company.

We Believe That:

  *
  All too often top executives have received considerable increases in compensation packages even when the company's financial performance or social responsibility performance has been mediocre or poor.

  *
  The relationship between compensation and the social responsibility and environmental performance of a company's decisions is an important question. For instance, should the pay of top officers be reduced if the company is found guilty of the promotion of violence, systematic sexual harassment, race discrimination or poor environmental performance, especially if the result is costly fines or expensive, protracted litigation? Should responsible officers pay be on a business-as-usual scale in a year of a major social scandal based on a major product?

  *
  Questions of this type deserve the careful scrutiny of our board and it's Compensation Committee. Many companies are now using social responsibility criteria in setting executive compensation. For example, more than 25% of Fortune 100 companies report that they integrate workplace diversity or environmental criteria in setting their compensation packages and several (including ChevronTexaco, Coca-Cola and Proctor & Gamble) report that they use both of these criteria. Over 70% use at least one social responsibility criteria.

  *
  When compensation is tied to social responsibility that better social responsibility performance will inevitably follow.

RESOLVED that the shareholders request the Board's Compensation Committee, when setting executive compensation, to include social responsibility and environmental (as well as financial) criteria among the goals that executives must meet.

Supporting Statement

        We believe that it is especially appropriate, given our company's history, to adopt social responsibility criteria for executive compensation because:

        Shareholders are concerned about the Security Exchange Commission's civil suit of the company's former chairman and two former executives for questionable accounting practices of recording revenue from the sale of video games. The Entertainment Software Rating Board (ESRB) investigated the company for violating the industry rule requiring "full disclosure of pertinent content" and sexually explicit material found on all three platform versions of the game (i.e. PC CD-ROM, Xbox and PS2). This resulted in the ESRB's unprecedented move of rescinding the game's, Grand Theft Auto: San Andreas; assigned rating and a product recall to retailers selling the game resulting in lost revenue. The ESRB executive director, Patricia Vance, stated this Company's Take Two Interactive Grand Theft Auto game undermined the credibility of the ESRB and the video game industry's rating system.

        Congress leaders, Fred Upton and Hillary Rodham Clinton have called for federal regulator to investigate Take-Two Interactive. Shareholders believe that a company's governance structure should be based on ethical values, including integrity, honesty, justice, transparency and responsiveness to shareholders and stakeholders.

The Board of Directors unanimously recommends a vote AGAINST the adoption of this proposal for the following reasons:

        The Company recognizes the importance of social and environmental practices, and we operate all aspects of our business in accordance with the highest industry standards. Our Company willingly and diligently adheres to all accepted industry-wide guidelines and policies regarding the marketing and sale of its products. We do not believe that it is necessary or appropriate to adopt a compensation mandate that specifically includes these practices. The Compensation Committee appropriately assesses the overall compensation structure of the Company, reviews and approves corporate goals and objectives relating to the compensation of executive officers and evaluates the performance of executive officers. The Compensation Committee considers the facts and circumstances which, in its business judgment, are necessary or advisable for it to establish appropriate executive compensation levels in accordance with Delaware law, the rules and regulations of the SEC and NASDAQ, and the Compensation Committee's charter.

        We believe that the Company's executive compensation arrangements give the Compensation Committee the flexibility that it needs in order to establish executive compensation policies that attract, motivate and retain top executive talent and maximize stockholder value over the long-term.

        For a more detailed discussion of our compensation philosophy, policies and practices and the criteria for determining executive officer compensation, see "Compensation Discussion and Analysis" below on page 24 of this Proxy Statement.

        It should also be noted that the same proponent submitted a very similar proposal at our 2007 annual meeting of stockholders and fewer than 11% of the votes cast were cast in favor of the proposal.

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

 COMPENSATION DISCUSSION AND ANALYSIS

Objectives and Philosophy of Executive Compensation

        The Company's mission is to produce superior financial returns to its stockholders by creating and distributing premium quality interactive entertainment software designed to meet the entertainment choices of an increasingly mature and sophisticated audience. To fulfill this mission, the Company must attract and retain employees, including our principal executive officer, principal financial officer and certain other highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), who are committed to creativity, efficiency and innovation, who will support the Company's strong team orientation and who understand and are capable of adhering to sound corporate governance policies. Our approach to compensating the Named Executive Officers this past fiscal year has been particularly proactive and focused on retention, due to the potential acquisition of the Company by Electronic Arts Inc., challenges we face in recruiting and retaining employees as a result of past regulatory and legal issues affecting the Company and the general uncertainty regarding the global economy. Accordingly, the compensation for the Named Executive Officers is designed to:

  •
  enhance the profitability of the Company and increase stockholder value;

  •
  align the Named Executive Officers' and stockholders' interests by encouraging and facilitating significant ownership of our Common Stock by the Named Executive Officers;

  •
  provide competitive compensation that will attract and retain qualified Named Executive Officers;

  •
  reward Company success, while promoting each Named Executive Officer's contribution to the Company's profitability, individual initiative, leadership and achievement and contribution to the Company's growth;

  •
  motivate the Named Executive Officers to build a career at the Company, to contribute to our future success and to build long-term stockholder value by linking a significant part of their compensation to the Company's financial and stock price performance, especially long-term performance; and

  •
  mitigate the harm that a Named Executive Officer would suffer if he or she were terminated by the Company in conjunction with a change of control of the Company, thereby allowing our Named Executive Officers to remain focused on our business.

        The Company seeks to provide competitive compensation that is commensurate with performance and has a planning and goal-setting process (on a Company-wide, business unit and individual basis) that is integrated into its compensation system, enhancing the relationship between individual efforts, Company results, and financial rewards. Accordingly, a significant portion of the total compensation paid to the Named Executive Officers is placed at risk through annual and long-term incentives. As shown in the Summary Compensation Table, for fiscal year 2008, equity awards and annual bonuses in the aggregate represented on average approximately 66% of the compensation for the Named Executive Officers. The combination of incentives is designed to balance the performance of the Named Executive Officers and the Company's annual operating objectives and earnings performance with longer-term stockholder value creation.

Role of the Compensation Committee

General

        The Compensation Committee reviews compensation policies and procedures of the Company and evaluates and approves the Named Executive Officers' compensation. The Compensation Committee currently consists of three members of the Company's Board of Directors, Messrs. Sheresky (Chair),

Dornemann and Moses, each of whom is an independent director under Nasdaq's Rule 4200, a "non-employee director" as defined under the SEC rules and an "outside director" as defined under Section 162(m) of the Internal Revenue Code. The Compensation Committee held 12 meetings during the fiscal year ended October 31, 2008.

Role of Management

        When considering decisions concerning the compensation of the Named Executive Officers (other than the Chief Executive Officer), the Compensation Committee asks for and considers the recommendations of the Executive Chairman and the Chief Executive Officer, including their evaluation of the performance of each Named Executive Officer. With respect to fiscal year 2008, the Chief Executive Officer provided to the Compensation Committee his detailed assessment of the performance of each Named Executive Officer as well as specific recommendations regarding the components of each Named Executive Officer's compensation package, including a recommended level of salary, bonus amount and type and size of equity award. In making his recommendations to the Compensation Committee, the Chief Executive Officer considered the performance of the Named Executive Officer, the Company's existing contractual obligations to the Named Executive Officer and competitive market data as described below, all of which was conveyed to the Compensation Committee.

        When setting the fiscal year 2009 compensation levels for the Named Executive Officers, the Compensation Committee also interviewed all of the Named Executive Officers (other than Mr. Dale), members of ZelnickMedia and members of our management team who report to the Named Executive Officers. The Compensation Committee also interviewed the foregoing individuals in connection with its annual review of ZelnickMedia's fiscal year 2008 performance. ZelnickMedia, a media investment and management firm, provides financial and management consulting services to the Company pursuant to the terms of a management agreement. These services are provided by certain individuals, including Mr. Zelnick, the Company's Executive Chairman, Mr. Feder, the Chief Executive Officer, and Mr. Slatoff, an Executive Vice President, and other employees of ZelnickMedia. For more information regarding our management agreement with ZelnickMedia, see "—Elements of Executive Compensation—Employment and Management Agreements—ZelnickMedia Management Agreement."

Use of Outside Advisors

        In making its determinations with respect to executive compensation, the Compensation Committee historically has engaged the services of independent compensation consulting firms. Consistent with our practice, in 2008 the Compensation Committee retained Executive Compensation Advisors to provide advice on the appropriate compensation for Mr. Dale's employment agreement, and with respect to the amendments to Ms. Goldstein's and Mr. Krauss's employment agreements, to perform benchmarking of compensation packages, review the compensation programs for our Section 16 Officers and our Board, and to develop recommendations regarding our annual and long-term incentive programs. In addition, from time to time during the fiscal year, the Company utilized data from Radford Surveys + Consulting. The compensation consultants typically obtain input and feedback from management (including our Chief Executive Officer) regarding its consulting work product prior to finalization and presentation to the Compensation Committee to confirm alignment with the Company's business strategy, resolve questions regarding compensation data or any other similar issues.

        The Compensation Committee has the authority to retain, terminate and set the terms of the Company's relationship with any outside advisors that assist the Compensation Committee in carrying out its responsibilities.

Pay Mix

        We utilize the particular elements of compensation described below because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the Named Executive Officers with a measure of security in the minimum expected level of compensation, while motivating our Named Executive Officers to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the Named Executive Officers, as well as reducing the risk of recruitment of top executive talent by competitors or other companies. The mix of metrics used for our annual performance bonus and long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

        For our Named Executive Officers, the mix of compensation is weighted toward at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for the Company's Named Executive Officers, which is aligned with the Company's stated compensation philosophy of providing compensation commensurate with performance.

Pay Levels and Benchmarking

        Pay levels for our Named Executive Officers are determined based on a number of factors, including the individual's role and responsibilities within the Company, the individual's experience and expertise, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the Named Executive Officers. In determining pay levels, the Compensation Committee considers all forms of compensation and benefits, including the mix thereof, and gives significant weight to the specific recommendations made by the Chief Executive Officer.

        The Compensation Committee assesses "competitive market" compensation using a number of sources. In September 2008, the Compensation Committee reviewed total compensation (including base salary, bonuses and long-term incentives) as compared to competitive market data for Ms. Goldstein and Messrs. Krauss and Dale using competitive market data provided by Executive Compensation Advisors. In addition, in performing its competitive market analysis for establishing our 2009 incentive program, Executive Compensation Advisors performed a peer group analysis composed of the following 17 companies:

•	Electronic Arts Inc.	•	Playboy Enterprises, Inc.
•	Activision Blizzard, Inc.	•	Hasbro, Inc.
•	THQ Inc.	•	JAKKS Pacific, Inc.
•	Midway Games Inc.	•	LeapFrog Enterprises, Inc.
•	Warner Music Group Corp.	•	Adobe Systems Incorporated
•	Lions Gate Entertainment Corp.	•	Intuit Inc.
•	Navarre Corporation	•	Autodesk, Inc.
•	DreamWorks Animation SKG, Inc.	•	McAfee, Inc.
•	Marvel Entertainment, Inc.

        This peer group is the same as the peer group Executive Compensation Advisors analyzed for our 2008 incentive program except for GameStop and Mattel which were removed due to their growth beyond the level of the other companies represented by the peer group. After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual Named Executive Officer's target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team. Relative to the competitive market data, for the fiscal year ended October 31, 2008, the Compensation Committee generally intended that the base salary and target annual incentive compensation for each Named Executive Officer would be around the median of the competitive market, based on market analysis performed by Executive Compensation Advisors during the fiscal year 2008. In fiscal year 2008, each of Ms. Goldstein's and Mr. Krauss's compensation was slightly below the median of the competitive market and Mr. Dale's compensation was slightly below the 25th percentile of the competitive market.

        As noted above, notwithstanding the Company's overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

        The level and mix of compensation that is finally decided upon is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

Elements of Executive Compensation

Pay Elements—Overview

        Executive compensation for our Named Executive Officers consists of the following elements:

  •
  Base salary;

  •
  Annual incentive compensation;

  •
  Long-term incentives (generally consisting of restricted stock);

  •
  Other compensation (consisting of a 401(k) plan, a medical expenses reimbursement plan and other benefits and perquisites);

  •
  Employment and management agreements; and

  •
  Severance and change in control protection.

        On February 14, 2008, we entered into an employment agreement with Mr. Feder under which he receives an annual salary of $1.00 and is entitled to participate in all benefits and plans which the Company may institute from time to time for our executive officers and employees. Mr. Feder's employment agreement provides that he will not be entitled to receive an annual bonus from the Company. Except as provided in his employment agreement, Mr. Feder received no direct compensation from us; thus he receives no equity award or other long-term incentive. Accordingly, his compensation is not described under the headings "Base Salary," "Annual Incentive Compensation," "Long-Term Incentives" and "Change in Control Benefits." In addition, as a partner of ZelnickMedia, Mr. Feder is compensated by us indirectly through our management agreement with ZelnickMedia. See "Executive Compensation—Management and Employment Agreements—ZelnickMedia Corporation" for further information regarding our management agreement with ZelnickMedia and our employment agreement with Mr. Feder.

Base Salary

        The Company pays base salaries to certain Named Executive Officers in order to provide them with fixed pay that takes into account their role and responsibilities, experience, expertise and individual performance. Decisions regarding salary increases take into account the Named Executive

Officer's current salary, the salary of other Company executives, the value in the marketplace and the executive's performance. The Compensation Committee reviewed and approved the base salaries for the Named Executive Officers (other than Mr. Feder) based on these factors. Base salaries are set in the Named Executive Officers' employment agreements and are subject to annual review by the Compensation Committee, including for discretionary year to year increases.

Annual Incentive Compensation

        The Compensation Committee has the authority to award annual performance-based bonuses to the Named Executive Officers (other then Mr. Feder) pursuant to their employment agreements with the Company. The Compensation Committee believes that the annual performance-based bonuses provide the incentives necessary to retain our Named Executive Officers and reward them for their attainment of the Company's business goals.

        Pursuant to her employment agreement, Ms. Goldstein is eligible for an annual performance-based cash bonus equal to up to 75% of her base salary based on the achievement of certain budgeted EBITDA as follows:

Actual EBITDA	Annual Bonus
Less than 80% of the budget	No bonus earned
80%–100% of the budget	12.5%–50% of base salary
100%–120% of the budget	50%–75% of base salary
Greater than 120% of the budget	Capped at 75% of base salary

        "Actual EBITDA" is defined as the GAAP net income recorded for the Company, adding back interest, depreciation, amortization and tax expenses. If Actual EBITDA is in between the range, the bonus is determined on a proportional, sliding scale basis. The Company's budgeted EBITDA is determined by the Board after consultation with Ms. Goldstein and in accordance with past practices, and these targets were established to be aligned with our historical bonus structure. Actual EBITDA for the year ended October 31, 2008 was approximately 131% of budgeted EBITDA. Accordingly, Ms. Goldstein received the maximum bonus of $375,000 for fiscal year 2008. In addition, as Actual EBITDA for the year ended October 31, 2007 was less than 80% of budgeted EBITDA, Ms. Goldstein did not receive a bonus for the fiscal year 2007 based on the formula above. However, in March 2008, based on the recommendation of the Chief Executive Officer, the Compensation Committee awarded a special bonus to Ms. Goldstein of $163,008 in recognition of her overall strong performance during the 2007 fiscal year, which included her successful transition in taking on the role of interim Chief Financial Officer in April 2007 following the replacement of a majority of the members of the Company's Board of Directors at the 2007 annual meeting of stockholders and the related terminations of employment of the Company's Chief Executive Officer and Chief Financial Officer and in becoming our Chief Financial Officer in June 2007, and her implementation of effective cost-cutting measures in fiscal year 2007. The amount of the bonus awarded was based on her target bonus prorated for the portion of fiscal year 2007 before she became our Chief Financial Officer plus her target bonus prorated for the portion of fiscal year 2007 during which she served as our Chief Financial Officer. The Compensation Committee determined that this amount was appropriate due to her strong performance and because she was the only executive officer of the Company whose 2007 bonus target was based solely on a financial target (i.e., Actual EBITDA versus budgeted EBITDA) without regard to any other performance criteria, and also recognized that the other executive officers of the Company were awarded their target bonuses.

        Pursuant to his employment agreement, Mr. Krauss is eligible to receive an annual performance-based cash bonus targeted at 50% of his base salary, based on reasonable and appropriate quantitative and qualitative performance targets. For the fiscal year ended October 31, 2008, the Compensation Committee awarded an annual performance bonus of $375,000 to Mr. Krauss. This bonus was awarded in recognition of the Company's strong performance and Mr. Krauss's strong performance during the fiscal year, including, for example, serving as a Section 16 Officer of the Company involved in executive management decision-making, continuing to enhance and expand our legal department, improving the global governance of the Company, managing litigation and regulatory investigations, interfacing and coordinating with management, ZelnickMedia, the Lead Independent Director and the other members of the Board, managing insurance globally and administratively managing our internal audit department. His bonus amount was also consistent with the target cash bonus of 75% of base salary for exceeding 125% of budget under the Company's Annual and Long Term Incentive Compensation program generally applicable to corporate officers and certain directors and managers.

        Pursuant to his employment agreement, Mr. Dale was eligible for an annual performance-based cash bonus equal to up to 75% of his base salary based on the achievement of certain budgeted global, corporate EBITDA as follows:

Actual global, corporate EBITDA	Annual Bonus
Less than 75% of the budget	No bonus earned
75%–100% of the budget	10%–50% of base salary
100%–125% of the budget	50%–75% of base salary
Greater than 125% of the budget	Capped at 75% of base salary

        "Actual global, corporate EBITDA" is defined as the global, corporate GAAP net income recorded for the Company, adding back interest, depreciation, amortization and tax expenses and is identical to the term "Actual EBITDA" as used in Ms. Goldstein's employment agreement. If Actual global, corporate EBITDA is in between the range, the bonus is determined on a proportional, sliding scale basis. The Company's budgeted global, corporate EBITDA is determined by the Board after consultation with Mr. Dale and in accordance with past practices, and these targets were established to be aligned with our historical bonus structure. Mr. Dale's employment agreement also provided that for the 2008 fiscal year his bonus would not be less than $275,000. Actual global, corporate EBITDA for the year ended October 31, 2008 was approximately 131% of budgeted global, corporate EBITDA (which is identical to budgeted EBITDA as used in Ms. Goldstein's employment agreement). Accordingly, Mr. Dale received the maximum bonus for fiscal year 2008 of $458,126 (based on the average daily exchange rate during fiscal year 2008 of Pounds Sterling to United States Dollars of $1.95:£1 as published by www.oanda.com).

        For the 2008 fiscal year, our annual and long-term incentive award compensation program for corporate executives other than the Named Executive Officers was based on our achievement of key business metrics and results were determined based on formulaic results. In December 2008, based on recommendations from Executive Compensation Advisors, for employees (other than the Named Executive Officers and members of management who report directly to the Chief Executive Officer) the Compensation Committee revised the bonus component of the program for the 2009 fiscal year to be based 75% on our achievement of key business metrics and 25% on individual performance goals. We believe that adding an individual performance component allows us an additional component to reward, incentivize and motivate our employees without regard to business results, which can be volatile based on game ratings and release dates which our employees have no control over. Both our 2008 and 2009 programs were designed to be consistent across the Company and to be market competitive.

Long-Term Incentives

        We believe that equity-based awards are an important factor in aligning the long-term financial interests of the officers and certain other employees of the Company and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company's compensation program. All grants made to the Named Executive Officers are issued on the first available grant date following the date they are approved by the Compensation Committee, which is the fifth trading day following the filing date with the SEC of our quarterly or annual report, as applicable.

        The current outstanding awards granted to our Named Executive Officers were made under the Company's Incentive Stock Plan or its 2002 Stock Option Plan. As discussed elsewhere in this Proxy Statement, we are seeking stockholder approval of the 2009 Stock Incentive Plan, which our Board of Directors has approved. Future equity awards to the Named Executive Officers will be granted under the 2009 stock incentive plan if it is approved by the stockholders.

        Awards granted under our equity plans are designed to provide emphasis on providing significant incentives for continuing growth in stockholder value. Equity-based awards are generally granted on an annual basis to existing key employees and on a quarterly basis to new key employees on the commencement of employment and to existing key employees following a significant change in job responsibilities or to meet other special retention objectives. The Company grants restricted stock in order to provide for an award that contains both substantial incentive and retention characteristics. During the fiscal year ended October 31, 2008, the Named Executive Officers were granted only restricted stock.

        For the fiscal year 2008, we followed certain guidelines in our 2008 long-term equity incentive program which was recommended by Executive Compensation Advisors and adopted by the Compensation Committee. Pursuant to the guidelines, the amount of the awards granted to each Named Executive Officer (other than Mr. Feder) was based on a dollar range from $250,000 to $350,000. The Chief Executive Officer makes recommendations to the Compensation Committee and the Compensation Committee then determines the amount of the award that will be granted within the dollar range. On December 28, 2007, the Compensation Committee granted restricted stock awards to Ms. Goldstein (based on a value of $300,000) and Mr. Krauss (based on a value of $350,000) in recognition of their fiscal year 2007 performance. Such awards were within the dollar range contemplated for Named Executive Officers. On June 13, 2008, the Compensation Committee granted restricted stock awards to Ms. Goldstein (based on a value of $350,000) and Mr. Krauss (based on a value of $350,000) in recognition of their performance during the first two quarters of fiscal year 2008 and, with respect to Ms. Goldstein and Mr. Krauss, also as an incentive for the third and fourth quarters of fiscal year 2008. The awards to Ms. Goldstein and Mr. Krauss were within the dollar range contemplated for fiscal year 2008 and contain both time-based vesting and performance-based vesting because the Compensation Committee and management believed that such equity awards should contain a performance element in order to better align such Named Executive Officer's performance with the success of the Company. The award to Mr. Dale was within 50% of the dollar range contemplated for fiscal year 2008 and was subject solely to time-based vesting. On June 13, 2008, the Compensation Committee also granted to Ms. Goldstein 30,000 shares of restricted stock in recognition of her service and performance during her first year as Chief Financial Officer of the Company. On December 29, 2008, the Compensation Committee granted a restricted stock award to Mr. Dale (based on a value of $121,537) in recognition of his performance during the third and fourth quarters of fiscal year 2008. As discussed below, this award to Mr. Dale reflects a reduction by approximately 19% from the 50% of the dollar range contemplated for fiscal year 2008 due to a shortage of shares available for grant under the Company's Incentive Stock Plan, and was subject to performance-based vesting

        In accordance with our granting policy which permits grants to existing key employees following a significant change in job responsibilities, on September 17, 2008, the Compensation Committee granted a one time award of 75,000 shares of restricted stock to Mr. Dale in connection with his promotion to Chief Operating Officer. The award is subject solely to time-based vesting. All unvested portions of all of the equity awards granted to Mr. Dale will be forfeited upon the effective date of Mr. Dale's resignation of employment in April 2009 as discussed elsewhere in this Proxy Statement.

        In December 2008, the Compensation Committee approved the grant of restricted stock awards to our executive officers (other than the Named Executive Officers) and certain of our employees, with awards to employees above the level of vice president being subject to reduction in the event of a shortage of shares available for grant under the Company's Incentive Stock Plan. Due to a shortage of shares available for grants under the Company's Incentive Stock Plan, the grants previously approved for employees above the level of vice president were reduced by approximately 19%.

        The Compensation Committee determines the dollar value of a grant and then calculates the number of shares subject to the grant based on the average of the closing price of the Common Stock during the 10-day period preceding the date of grant. In addition, the Compensation Committee follows a practice of granting equity awards on a quarterly basis with grants awarded on the fifth trading day after the Company files its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. We also have employed Merrill Lynch to perform stock services administration which, among other things, allows us to better manage the sale of stock by Named Executive Officers (upon vesting) and cover the Named Executive Officers' tax liabilities. We believe that implementing the foregoing measures ensures sound equity granting practices.

Change in Control Benefits

  Change in Control Severance Plan

        In response to the potential acquisition of the Company by Electronic Arts Inc. announced in February 2008, the Compensation Committee, in March 2008, approved a "double-trigger" change of control plan, entitled the Take-Two Interactive Software, Inc. Change in Control Employee Severance Plan (the "CIC Severance Plan"). Pursuant to the CIC Severance Plan, any eligible employee, including the Named Executive Officers (other than Mr. Feder), may receive certain benefits if his or her employment is terminated either without cause or if he or she resigns for good reason during the 12-month period following a "change in control" (as defined in the CIC Severance Plan) of the Company.

        The benefits that the Named Executive Officers are entitled to receive upon a qualifying termination of employment under the CIC Severance Plan are:

  •
  a cash severance payment equal to 150% of the sum of the Named Executive Officer's annual base salary and target annual bonus or incentive opportunity;

  •
  continued health benefits for a period of 18 months; and

  •
  full and immediate vesting of all outstanding and unvested equity awards.

        As the Named Executive Officers eligible to receive benefits under the CIC Severance Plan have employment agreements that provide for severance benefits, they will receive, on a benefit-by-benefit basis, the greater of the benefits under the CIC Severance Plan and the benefits under their employment agreement.

        We believe that this level of severance benefits will assist us in recruiting talented individuals to join and remain a part of our management team. From time to time, we may recruit executives from other companies where they have job security, tenure and career opportunities. In accepting a position with us, an executive often is giving up his or her current job stability for the challenges and potential risks of a new position. This severance benefit mitigates the harm that the executive would suffer if he or she were terminated by the Company for reasons beyond his or her control in conjunction with a change of control of the Company. Severance benefits also allow our existing Named Executive Officers to focus on the Company's business without being unduly distracted by concerns about their job security in the event of a change of control. Finally, we expect that these severance benefits will act as an additional incentive for the Named Executive Officers to comply with their post-termination covenants and confidentiality obligations.

        Severance benefits provided under the CIC Severance Plan will be subject to reduction to avoid any excise tax on "parachute payments" under Section 280G of the Internal Revenue Code if the employee would benefit from such reduction as opposed to paying the excise tax. All employees who accept severance payments and, if applicable, the continued health coverage under the CIC Severance Plan will be required to sign a release and will be subject to restrictions on the solicitation of employees and customers of the Company for a period of six months following termination and a non-disparagement obligation. In addition, all employees who accept any benefits under the CIC Severance Plan will be subject to a duty to cooperate reasonably with the Company in any litigation relating to matters in which the employee was personally involved.

  Change in Control Excise Tax Gross-Up

        In response to the potential acquisition of the Company by Electronic Arts Inc. in March 2008, the Compensation Committee approved amendments to the employment agreements with both Ms. Goldstein and Mr. Krauss to provide that they will each receive a gross-up payment to indemnify them for the effect of any excise tax imposed by Section 4999 of the Internal Revenue Code in connection with amounts and benefits they receive in connection with a change in control of the Company, except that if the total amount payable to them in connection with the change in control does not exceed 115% of the maximum amount that could be paid to them without application of any excise tax, then the total amount payable to them in connection with the change in control will be reduced so that no excise tax is imposed, and the gross-up payment will not be made.

        At the time this benefit was approved, we believed that it was an appropriate method for ensuring that such Named Executive Officers continued to focus on the Company's business without being unduly distracted by concerns about their job security. The Compensation Committee does not intend to extend this benefit to any other employees of the Company in the future.

Other Compensation

  401(k) Plan

        We maintain a 401(k) savings plan and trust for our eligible employees in which Ms. Goldstein and Mr. Krauss participate. The plan permits each participant to make voluntary pre-tax contributions and in addition, we make matching contributions equal to 50% of the participant elective deferral (excluding catch-up contributions), up to the first 6% of the participant's salary that is contributed to the 401(k) savings plan. See the "All Other Compensation" column in the Summary Compensation Table for further information regarding these benefits.

  Medical Expenses Reimbursement Plan

        We maintain a Medical Expenses Reimbursement Plan (the "MERP") for certain eligible employees and all of the Named Executive Officers other than Mr. Dale participate. Pursuant to the MERP, Mr. Feder, Ms. Goldstein and Mr. Krauss are reimbursed for unreimbursed medical, dental and vision expenses, up to $10,000 per year.

  Other Benefits and Perquisites

        We provide health insurance, dental insurance, life and accidental death and dismemberment insurance and short-term and long-term disability benefits for our Named Executive Officers on the same basis as such benefits are generally provided to our employees, except that Mr. Feder, Ms. Goldstein and Mr. Krauss also are eligible to participate in the MERP. Prior to March 2008,

Mr. Krauss received a car allowance of $1,000 per month and prior to August 2008, Mr. Dale received a car allowance of £1,000 per month.

        While the Compensation Committee in its discretion may revise, amend or add to the Named Executive Officers' benefits if it deems it advisable, we have no current plan to change the levels of benefits currently provided to our Named Executive Officers. The Company annually reviews these other benefits and makes adjustments as warranted based on competitive practices, the Company's performance and the individual's responsibilities and performance. The Compensation Committee has approved these other benefits as a reasonable component of the Company's executive compensation program. See the "All Other Compensation" column in the Summary Compensation Table for further information regarding these benefits.

Employment and Management Agreements

  Employment Agreements

        As of October 31, 2008, we had employment agreements with Messrs. Feder, Krauss and Dale and Ms. Goldstein.

        We believe that entering into these arrangements with our Named Executive Officers is an important element in the retention of such Named Executive Officers and is consistent with our compensation philosophy. We also believe that a strong, experienced management team is essential and in the best interests of the Company and our stockholders. As occurred in fiscal year 2008 with the potential acquisition of the Company by Electronic Arts Inc. we recognize the possibility that another potential change in control could arise and that such a possibility could result in the departure or distraction of members of our management team to the detriment of the Company and our stockholders. We amended the employment agreements with Ms. Goldstein and Mr. Krauss and entered into an employment agreement with Mr. Dale in order to minimize employment security concerns that could arise in the course of negotiating and completing a change in control transaction. The benefits, which are payable if there is a change of control (with respect to Ms. Goldstein) or if the Named Executive Officer is terminated by the Company without cause or resigns for good reason in connection with a change in control, are enumerated and quantified in the section captioned "Executive Compensation—Management and Employment Agreements."

        The employment agreement with Mr. Feder provides for, among other things, payment of an annual base salary of $1.00. He also will be eligible to participate in all benefits and plans which the Company may institute from time to time for our executive officers and employees. Mr. Feder's employment agreement does not provide for change in control or severance benefits.

        The employment agreements with Messrs. Krauss and Dale and Ms. Goldstein provide for, among other things, base salary, bonus, general severance benefits and change in control benefits.

        On January 15, 2009, Mr. Dale, provided us with notice of his resignation of employment without "good reason" and ceased performing his day-to-day duties for the Company. In accordance with the terms of his employment agreement, Mr. Dale's employment agreement will continue until, and his employment with the Company will terminate on, April 15, 2009. Mr. Dale will not be entitled to receive severance benefits and all of his unvested equity awards will be forfeited upon the termination of his employment.

  ZelnickMedia Management Agreement

        We entered into a management agreement, dated March 30, 2007, with ZelnickMedia, a media investment and management firm, to provide us with executive management services through October 31, 2011 (with automatic one-year renewals thereafter). Stockholders then holding approximately 46% of our outstanding shares of Common Stock negotiated the management agreement on our behalf and, after their election at the 2007 annual meeting of stockholders, the directors of the Company approved the execution of the management agreement by the Company, with Messrs. Feder and Zelnick not participating in the vote or discussion related thereto. Pursuant to the management agreement, ZelnickMedia provides financial and management consulting services to the Company. ZelnickMedia consults with the Board of Directors and management of the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board of Directors. In addition, pursuant to the management agreement, Strauss Zelnick may hire and/or terminate the Chief Executive Officer and the Chief Financial Officer, subject to the approval of the Compensation Committee of the Board. The management agreement also provides for, among other things, an annual fee, an annual incentive bonus, reimbursement of expenses and options to purchase 2,009,075 shares of Common Stock to be granted in 2007.

        On February 14, 2008, we entered into an amendment to the management agreement with ZelnickMedia. The amendment, among other things, increased the annual management fee and the maximum annual bonus effective April 1, 2008, extended the term of the management agreement by one year to October 31, 2012 and provided that ZelnickMedia will provide the services of certain individuals, including the services of Messrs. Zelnick, Feder and Slatoff, and such other individuals as it deems appropriate on a project-by-project, as needed basis for the performance of the management agreement. Messrs. Zelnick, Feder and Slatoff, each of whom is a partner at ZelnickMedia, as well as other employees of ZelnickMedia, provided services to us during the fiscal year ended October 31, 2008 pursuant to the management agreement. In addition, pursuant to the amendment to the management agreement with ZelnickMedia, additional awards of time-based and performance-based restricted stock were awarded to ZelnickMedia.

        For more information regarding our management agreement with ZelnickMedia and the recent amendment thereto, see "Executive Compensation—Management and Employment Agreements—ZelnickMedia Corporation."

Chief Executive Officer Compensation

        As noted above, we have entered into an employment agreement with Mr. Feder which provides for payment of an annual base salary of $1.00 and that he is eligible to participate in all benefits and plans which the Company may institute from time to time for our executive officers and employees. For more information regarding Mr. Feder's employment agreement, see "Executive Compensation—Management and Employment Agreements—Ben Feder." In addition, Mr. Feder is a partner of ZelnickMedia and he is compensated through our management agreement with ZelnickMedia. For more information regarding our management agreement with ZelnickMedia, see "Executive Compensation—Management and Employment Agreements—ZelnickMedia Management Agreement."

Impact of Tax and Accounting Rules

        As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles utilized by the Company.

        With respect to accounting considerations, the Compensation Committee examines the accounting cost associated with equity compensation in light of requirements under Statement of Financial Accounting Standards 123 (revised 2004) ("FAS 123R").

        With respect to taxes, the Compensation Committee may consider the impact of Section 162(m) of the Internal Revenue Code, which generally prohibits any publicly-held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the Named Executive Officers, subject to certain exceptions. However, the Company generally believes that it is in our best interest and that of our stockholders to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) of the Internal Revenue Code to provide a compensation package consistent with our program and objectives.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:
Michael Sheresky (Chair) Michael Dornemann J Moses

Dated: March 2, 2009

 EXECUTIVE COMPENSATION

        The following table sets forth summary information for the fiscal years ended October 31, 2007 and 2008 with respect to cash and certain other compensation paid by the Company to, or earned by, those persons who (a) held the position of Chief Executive Officer or Chief Financial Officer during the fiscal year ended October 31, 2008 or (b) were serving as executive officers of the Company as of October 31, 2008, other than its Chief Executive Officer and Chief Financial Officer.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended October 31,	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards (2)	All Other Compensation ($)(3)	Total ($)
Ben Feder(4)	2008	1	—	—	—	7,050	7,051
Chief Executive Officer	2007	—	—	—	—	1,175	1,175
Lainie Goldstein(5)	2008	454,136	375,000	561,303	75,881	13,950	1,480,270
Chief Financial Officer	2007	326,967	163,008	146,862	116,094	18,250	771,181
Seth Krauss(6)	2008	450,933	375,000	363,412	284,522	18,950	1,492,817
Executive Vice President and General Counsel	2007	233,740	166,500	98,993	161,235	11,525	671,993
Gary Dale(7)	2008	528,870	458,126	235,073	256,642	60,011	1,538,722
Chief Operating Officer

(1)
Represents a performance bonus awarded by the Compensation Committee. See "Compensation Discussion and Analysis—Annual Incentive Compensation."

(2)
Reflects the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended October 31, 2007 and 2008 in accordance with FAS 123R for all stock awards or option awards, as applicable, held by such person and outstanding on October 31, 2007 and 2008, as applicable. For additional information with respect to stock awards or option awards granted during the fiscal year ended October 31, 2007, see Note 13 under the heading "Stock-Based Compensation Plans" of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2007. For additional information with respect to stock awards and option awards granted during the fiscal year ended October 31, 2008, see Note 15 under the heading "Stock-Based Compensation Plans" of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2008. The amounts reflect the accounting expense for these awards and do not correspond to the actual value that may be recognized by such persons with respect to these awards.

(3)
In accordance with SEC rules, the compensation described in this table does not include medical or group life insurance received by the Named Executive Officers that are available generally to all salaried employees of the Company, and, except as expressly noted, perquisites and other personal benefits received by the Named Executive Officers that in the aggregate do not exceed $10,000. The amounts set forth in this column represent (i) automobile allowances, lease payments and related automotive expenses paid by the Company, (ii) Company contributions to the Company's 401(k) plan, and (iii) reimbursements under the Company's medical expense reimbursement plan, as follows:

Name	Fiscal Year Ended October 31,	Automobile ($)	Company contributions to 401(k)($)	Medical reimbursements ($)	Total ($)
Ben Feder	2008	—	—	7,050	7,050
	2007	—	—	1,175	1,175
Lainie Goldstein	2008	—	6,900	7,050	13,950
	2007	6,800	6,750	4,700	18,250
Seth Krauss	2008	5,000	6,900	7,050	18,950
	2007	8,000	—	3,525	11,525
Gary Dale	2008	23,419	36,592	—	60,011

(4)
Mr. Feder received no direct compensation from the Company in fiscal 2007 or 2008, other than a salary of $1 in fiscal 2008 and payment of life insurance premiums and reimbursement under the Company's medical expense reimbursement plan, which payments and reimbursements aggregated to less than $10,000 in each of fiscal 2007 and 2008. Mr. Feder is a partner of ZelnickMedia, which is a party to a management agreement with the Company. In fiscal 2008 the Company paid to ZelnickMedia a management fee of $1,770,833 and a bonus of $1,770,833 and recognized $2,226,740 related to stock awards and $11,253,877 related to option awards to ZelnickMedia as determined in accordance with FAS 123R. See "Executive Compensation—Management and Employment Agreements—ZelnickMedia Corporation."

(5)
Ms. Goldstein was promoted to the position of Chief Financial Officer of the Company in June 2007 and currently receives an annual salary of $500,000.

(6)
Mr. Krauss commenced employment with the Company in March 2007 and currently receives an annual salary of $500,000. During the fiscal year ended October 31, 2007, Mr. Krauss received a signing bonus of $50,000 and an annual bonus of $116,500.

(7)
Mr. Dale was promoted to the position of Chief Operating Officer of the Company in August 2008 and currently receives an annual salary of £313,000. Prior thereto Mr. Dale served as an Executive Vice President of the Company from November 2007 to August 2008 and as the Chief Operating Officer of the Company's Rockstar Games publishing label from January 2007 to November 2007. On January 15, 2009, Mr. Dale provided us with notice of his resignation of employment and ceased performing his day-to-day duties for the Company. In accordance with the terms of his employment agreement, Mr. Dale's employment agreement will continue until, and his employment with the Company will terminate on, April 15, 2009. The amounts shown for Mr. Dale in the Summary Compensation Table were converted from Pounds Sterling to United States Dollars based on the average daily exchange rate during fiscal 2008 of $1.95:£1.

Grants of Plan-Based Awards During 2008 Fiscal Year

        The following table sets forth information concerning awards under the Company's equity and non-equity incentive plans granted to each of the Named Executive Officers during the fiscal year ended October 31, 2008, including performance-based awards and those using time-based vesting. Assumptions used in the calculation of certain dollar amounts are included in Note 15 to the Company's audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2008.

Name	Grant Date	Date of Compensation Committee Approval	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)		Grant Date Fair Value of Stock and Option Awards ($)(2)
Ben Feder	(3)	(3)	—		—
Lainie Goldstein	December 28, 2007	December 10, 2007	17,593		18.60
	June 13, 2008	June 13, 2008	42,912		26.47
Seth Krauss	December 28, 2007	December 10, 2007	18,946		18.60
	June 13, 2008	June 13, 2008	12,912		26.47
Gary Dale	June 13, 2008	June 4, 2008	5,534		26.47
	September 12, 2008	August 14, 2008	75,000	(4)	21.89

(1)
Time-based restricted stock awards granted under the Incentive Stock Plan, which awards vest, subject to continuing employment, in three equal annual installments commencing on the first anniversary of the date of grant. 50% of each installment granted to Mr. Krauss and Ms. Goldstein (other than 30,000 shares granted to Ms. Goldstein on June 13, 2008) also is subject to the satisfaction of certain performance criteria.

(2)
These amounts are valued based on the aggregate grant date fair market value of the award determined in accordance with FAS 123R. For additional information, see Note 15 under the heading "Stock-Based Compensation Plans" of the Notes to Consolidated Financial Statement included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2008. The amounts reflect the accounting expense for these awards and do not correspond to actual value that may be recognized by such persons with respect to these awards.

(3)
Mr. Feder has not received a grant of stock or option awards. Mr. Feder is a partner of ZelnickMedia, which was granted 1,500,000 shares of restricted stock on June 13, 2008. This grant was approved by the independent members of the Board of Directors on February 14, 2008. 60% of the grant is subject to the satisfaction of certain performance criteria. The Grant Date Fair Value of the Stock awards is $26.34 as determined in accordance with FAS 123R.

(4)
Represents a one-time grant in connection with Mr. Dale's promotion to the position of the Company's Chief Operating Officer. On January 15, 2009, Mr. Dale, provided us with notice of his resignation of employment and ceased performing his day-to-day duties for the Company. In accordance with the terms of his employment agreement, Mr. Dale's employment agreement will continue until, and his employment with the Company will terminate on, April 15, 2009.

Outstanding Equity Awards at End of 2008 Fiscal Year

        The following table sets forth information concerning unexercised stock options, shares of restricted stock and stock options that have not vested and stock awards outstanding for each of the Named Executive Officers as of October 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Ben Feder(4)	—	—	—	—	—	—	—
Lainie Goldstein	37,500 10,000 12,000 6,667	— — — 3,333	— — — —	25.95 25.10 24.29 10.42	11/02/2008 04/14/2010 07/31/2010 07/31/2011	87,172	1,033,860
Seth Krauss	33,333	66,667	—	20.56	04/01/2012	48,525	575,507
Gary Dale	33,333	66,667	—	17.58	01/31/2012	97,201	1,152,804

(1)
Time-based stock option awards granted under the 2002 Stock Option Plan, which awards vest, subject to continuing employment, in three equal annual installments commencing on the first anniversary of the date of grant.

(2)
Time-based restricted stock awards made under the Incentive Stock Plan, which awards vest, subject to continuing employment, in three equal annual installments commencing on the first anniversary of the date of grant.

(3)
The value of these unvested restricted shares was based on the $11.86 closing price of the Common Stock on October 31, 2008.

(4)
Mr. Feder has not received a grant of stock or option awards. Mr. Feder is a partner of ZelnickMedia. The Company granted ZelnickMedia options to purchase 2,009,075 shares of Common Stock at an exercise price of $14.74 per share in August 2007 and 1,500,000 shares of restricted stock in June 2008. There are an aggregate of 781,312 shares underlying unexercised but exercisable options and 1,227,763 shares underlying unexercised and unexercisable options outstanding. The options expire on August 27, 2017. All 1,500,000 shares of restricted stock granted remain unvested. The value of those shares based on the closing price of the Common Stock on October 31, 2008 was $17,790,000.

Restricted Stock Vested During 2008 Fiscal Year

        The following table sets forth information concerning the vesting of shares of restricted stock held by each of the Named Executive Officers during the fiscal year ended October 31, 2008. The value realized from vested restricted stock is deemed to be the market value of the Common Stock on the date of vesting multiplied by the number of shares. None of the Named Executive Officers exercised any stock options during the fiscal year ended October 31, 2008.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ben Feder	—	—
Lainie Goldstein	1,000 3,333 10,000	23,110 56,928 264,100
Seth Krauss	8,333	211,992
Gary Dale	8,333	142,328

Potential Payments Upon Termination or Change in Control

        The table below sets forth amounts to be paid or benefits received by those Named Executive Officers entitled to receive any amounts or benefits upon termination of their employment, assuming such Named Executive Officer's employment had been terminated under the various circumstances set forth below as of October 31, 2008, or upon a change in control, assuming that one occurred on October 31, 2008. As discussed elsewhere in this Proxy Statement, Mr. Feder is not entitled to receive any severance or change in control benefits from the Company.

	Termination Without Cause ($)(1)		Death or Disability($)		Termination for Cause($)(1)	Change of Control Termination without Cause or for Good Reason ($) (2)(3)(4)(5)		Change in Control Without Termination ($)(6)
Seth Krauss
Cash Payment	1,125,000	(7)	—		—	1,125,000	(7)	—
Continuation of Medical Insurance (present value)	—		—		—	18,599	(8)	—
Acceleration of Equity Awards	575,503	(9)	575,503	(9)	—	575,503	(9)	575,503	(9)
Pro-Rated Bonus	250,000	(10)	250,000	(10)	—	250,000	(10)	—
(Payment Reduction)	—		—		—	(120,386)	(11)	—

Total Termination Benefits	1,950,503		825,503		—	1,848,716		575,503

	Termination Without Cause ($)(12)		Death or Disability($)	Termination for Cause($)(12)	Change of Control Termination without Cause or for Good Reason($) (2)(3)(5)(13)		Change in Control Without Termination (3)(6)(13)($)
Lainie Goldstein
Cash Payment	500,000	(14)	—	—	1,125,000	(15)	—
Continuation of Medical Insurance (present value)	6,317	(16)	—	—	9,476	(8)	—
Acceleration of Equity Awards	1,038,656	(9)	—	—	1,038,656	(9)	1,033,865	(9)
Stay Bonus	—		—	—	250,000	(17)	250,000	(17)
Termination Bonus	250,000	(18)	—	—	250,000	(18)	—
Tax Gross-Up Payment	—		—	—	768,727	(19)	—

Total Termination Benefits	1,794,973		—	—	3,441,859		1,283,865

	Terminationp Without Cause or for Good Reason ($)(20)		Death or Disability($)		Termination for Cause or Without Good Reason ($)(20)	Change of Control Termination without Cause or for Good Reason ($)(2)(3)(5)		Change in Control Without Termination ($)(3)
Gary Dale
Cash Payment	610,350	(21)	—		—	1,373,288	(22)	—
Termination Bonus	275,000	(23)	—		—	275,000	(23)	—
Pro-Rated Bonus	—		305,175	(24)	—	—		—
Continuation of Medical Insurance (present value)	2,006	(25)	—		—	3,009	(26)	—
Acceleration of Equity Awards	1,152,804	(9)	1,152,804	(9)	—	1,152,804	(9)	708,054	(9)(27)

Total Termination Benefits	2,040,160		1,457,979		—	2,804,101		708,054

(1)
"Cause" is generally defined under Mr. Krauss's employment agreement as his: (i) continued failure to substantially perform his duties; (ii) criminal conviction by plea or after trial of having engaged in criminal misconduct (including embezzlement and fraud) which is demonstrably injurious to the Company; (iii) conviction of a felony; (iv) gross negligence which affects the Company; or (v) failure to adhere to the Company's written policies or to cooperate in any investigation or inquiry involving the Company. Mr. Krauss is also generally deemed to have been terminated without cause if (a) the Company materially breaches his employment agreement; (b) there is a material diminution in Mr. Krauss's title, status, position or responsibilities; (c) the Company fails to timely pay any compensation due to Mr. Krauss under his employment agreement; (d) the Company materially reduces Mr. Krauss's annual base salary or the target percentage of his annual base salary payable as a bonus; (e) the Company assigns duties to Mr. Krauss which are materially inconsistent with the duties set forth in his employment agreement; (f) Mr. Krauss's principal place of employment is relocated beyond 10 miles from its then current location; or (g) a successor to the Company fails to assume the Company's obligations under his employment agreement.

(2)
In accordance with the CIC Severance Plan, the benefits provided in the column below reflect the greater of the benefits the Named Executive Officer would receive, on a benefit-by-benefit basis, in the event of a termination of employment pursuant to which the Named Executive Officer would be entitled to receive benefits under both the CIC Severance Plan and the Named Executive Officer's employment agreement.

(3)
"Change in control" is generally defined under Ms. Goldstein's and Messrs. Krauss's and Dale's employment agreements as (i) the acquisition of 50% or more of either the outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding voting securities; (ii) a merger or consolidation of the Company or any of its subsidiaries which results in the stockholders of the Company prior thereto continuing to represent less than 50% of the combined voting power of the voting securities of the Company or the surviving entity after the merger; or (iii) the sale of all, or substantially all, of the assets of the Company.

(4)
Mr. Krauss's employment agreement also provides that a change in control occurs upon a change in a majority of the Board which directors were not nominated by the Board immediately in place prior to such change.

(5)
"Change in control" is generally defined under the CIC Severance Plan as (i) an acquisition of 50% of either the Company's outstanding shares of common stock or the combined voting power of the Company's then outstanding securities; (ii) a change in the majority of the Board in a two-year period (unless the new members are supported by 2/3 of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved); (iii) a merger or consolidation resulting in a change of more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or such surviving entity's parent outstanding immediately after such merger or consolidation; or (iv) stockholder approval of an agreement for the sale or disposition of all or substantially all of the Company's assets.

  "Cause" is generally defined under the CIC Severance Plan as an employee's (i) continued failure to substantially perform duties following notice requesting performance; (ii) criminal conviction for engaging in criminal misconduct demonstrably injurious to the Company; (iii) conviction of a felony; (iv) gross negligence affecting the Company; or (v) failure to adhere to the Company's written policies or to cooperate in any investigation or inquiry involving the Company.

  "Good reason" is generally defined under the CIC Severance Plan as the occurrence of any of the following events without the employee's consent: (i) a material diminution in annual base salary; (ii) a material diminution in authority, duties or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor the employee reports to, including a requirement to report to a corporate officer or an employee instead of reporting directly to the Board; (iv) a material diminution in the budget over which the employee retains authority; (v) a relocation of the employee's principal business location more than 50 miles from the employee's principal business location immediately prior to the change in control; (vi) any other action or inaction that constitutes a material breach by the Company of the CIC Severance Plan or of an employment agreement between the Company and the employee; or (vii) if the employee has a separate agreement that provides for severance, then the occurrence of any event that constitutes good reason under such agreement.

(6)
"Change in control" is generally defined under the Company's Incentive Stock Plan as (i) an acquisition of 50% of the Company's outstanding shares of common stock entitled to vote generally for the Company's directors; (ii) the commencement of, or first public announcement of the intention of any party to commence, a tender or exchange offer for the Company's capital stock; (iii) stockholder approval of a definitive agreement for the merger or other business combination resulting in a change of more than 50% of the Company's voting power ; (iv) stockholder approval of a definitive agreement for the sale, exchange or other disposition of all or substantially all of the Company's assets; or (v) stockholder approval of any plan or proposal for the Company's liquidation or dissolution.

(7)
Represents a cash payment to Mr. Krauss under his employment agreement equal to 1.5 times the sum of (i) his annual salary plus (ii) his target bonus for fiscal year 2008.

(8)
Represents the value of Company-paid COBRA medical insurance premiums pursuant to the CIC Severance Plan for a period of 18 months from the date of the termination, provided that the Named Executive Officer remains eligible for coverage under COBRA and does not become eligible for coverage under the health insurance plan of a subsequent employer.

(9)
Represents the value of unvested outstanding options and restricted stock that would accelerate and vest on a termination and/or change in control, as applicable, occurring on October 31, 2008. In the case of options, the value is calculated by multiplying the number of shares underlying each accelerated unvested option by the difference between the per share closing price of the Common Stock on October 31, 2008 and the per share exercise price. In the case of restricted stock, the value is calculated by multiplying the number of shares of restricted stock that accelerate by the per share closing price of the Common Stock on October 31, 2008.

(10)
Represents a cash payment to Mr. Krauss under his employment agreement equal to his target bonus for fiscal year 2008.

(11)
The total amount payable to Mr. Krauss in connection with a change in control would be an amount exceeding 100%, but less than 115%, of the maximum amount that could be paid to him without application of any excise tax imposed by Section 4999 of the Internal Revenue Code. Accordingly, pursuant to his employment agreement this amount represents a reduction in the amount payable to Mr. Krauss to avoid any excise tax on "parachute payments" under Section 280G of the Internal Revenue Code. The calculation of the payment reduction amount does not include a valuation of the non-competition covenant in Mr. Krauss's employment agreement. A portion of the amounts and benefits that may be paid or provided to Mr. Krauss in connection with a change in control termination may be attributable to reasonable compensation for the non-competition covenant and could eliminate or reduce the reduction amount.

(12)
"Cause" is generally defined under Ms. Goldstein's employment agreement as her: (i) continued failure to substantially perform her duties; (ii) criminal conviction by plea or after trial of having engaged in criminal misconduct (including embezzlement and fraud) which is demonstrably injurious to the Company; (iii) conviction of a felony; (iv) gross negligence which affects the Company; or (v) failure to adhere to the Company's written policies or to cooperate in any investigation or inquiry involving the Company. Ms. Goldstein is also generally deemed to have been terminated without cause if (a) the Company materially breaches her employment agreement or there is a material diminution in Ms. Goldstein's authority, duties or responsibilities; or (b) without her consent, the Company relocates her principal place of employment outside of a 10 mile radius of New York City, New York.

(13)
Ms. Goldstein's employment agreement specifies that a change in control will not be deemed to occur unless it is also a change in control for purposes of Section 409A of the Internal Revenue Code.

(14)
Represents a cash payment to Ms. Goldstein under her employment agreement equal to the sum of her annual salary.

(15)
Represents a cash payment to Ms. Goldstein under the CIC Severance Plan equal to 1.5 times the sum of (i) her annual salary plus (ii) her target bonus for fiscal year 2008.

(16)
Represents the value of Company-paid COBRA medical insurance premiums pursuant to Ms. Goldstein's employment agreement for a period of 12 months from the date of her termination, provided Ms. Goldstein does not obtain other employment which provides substantially similar or improved group health benefits.

(17)
Represents a stay bonus payable to Ms. Goldstein under her employment agreement equal to six months of her annual salary, 50% of which is payable on the change in control and 50% of which is payable six months following the change in control.

(18)
Represents a termination bonus cash payment to Ms. Goldstein under her employment agreement equal to 50% of her annual salary.

(19)
Represents a gross-up payment to Ms. Goldstein to indemnify her for the effect of the excise tax that would be imposed by Section 4999 of the Internal Revenue Code in connection with amounts and benefits she would receive in connection with a change in control termination. The calculation of the gross-up payment amount does not include a valuation of the non-competition covenant in Ms. Goldstein's employment agreement. A portion of the amounts and benefits that may be paid or provided to Ms. Goldstein in connection with a change in control termination may be attributable to reasonable compensation for the non-competition covenant and could eliminate or reduce the gross-up payment amount.

(20)
"Cause" is generally defined under Mr. Dale's employment agreement as his: (i) continued failure to substantially perform his duties; (ii) criminal conviction by plea or after trial of having engaged in criminal misconduct (including embezzlement and fraud) which is demonstrably injurious to the Company; (iii) conviction of a felony; (iv) gross negligence which adversely affects the Company; or (v) material failure to adhere to the Company's material written policies or to cooperate in any bona fide investigation or inquiry involving the Company. Under Mr. Dale's employment agreement "good reason" generally means the occurrence of any of the following events without Mr. Dale's consent: (a) a material breach of the employment agreement by the Company or a material diminution in Mr. Dale's title, position, authority, duties or responsibilities; (b) Mr. Dale being assigned duties or responsibilities substantially inconsistent with his position or duties; (c) a change in Mr. Dale's reporting such that he does not report solely and directly to the Company's Chief Executive Officer; or (d) the Company requiring that the principal place of employment for his duties be located outside of a 10 mile radius of London, England, or Windsor, England prior to July 1, 2009, or New York City, New York, on or after July 1, 2009.

(21)
Represents a cash payment to Mr. Dale under his employment agreement equal to his annual salary (as converted from Pounds Sterling to United States Dollars based on the average daily exchange rate during fiscal 2008 of £1:$1.95).

(22)
Represents a cash payment to Mr. Dale under the CIC Severance Plan equal to 1.5 times the sum of (i) his annual salary plus (ii) his target bonus for fiscal year 2008 (as converted from Pounds Sterling to United States Dollars based on the average daily exchange rate during fiscal 2008 of £1:$1.95).

(23)
Represents a cash payment to Mr. Dale under his employment agreement equal to Mr. Dale's minimum bonus for fiscal year 2008.

(24)
Represents a cash payment to Mr. Dale under his employment agreement equal to his target bonus for fiscal year 2008 (as converted from Pounds Sterling to United States Dollars based on the average daily exchange rate during fiscal 2008 of £1:$1.95).

(25)
Represents the cost of continued health benefits for Mr. Dale for a period of 12 months from the date of his termination (as converted from Pounds Sterling to United States Dollars based on the average daily exchange rate during fiscal 2008 of £1:$1.95), provided that Mr. Dale remains eligible for coverage and does not become eligible for coverage under the health insurance plan of a subsequent employer.

(26)
Represents the cost of continued health benefits for Mr. Dale pursuant to the CIC Severance Plan for a period of 18 months from the date of his termination (as converted from Pounds Sterling to United States Dollars based on the average daily exchange rate during fiscal 2008 of £1:$1.95), provided that he does not become eligible for coverage under the health insurance plan of a subsequent employer.

(27)
In the event of a change in control all of the equity awards granted to Mr. Dale prior to calendar year 2008 will vest and become exercisable and 37,500 shares of restricted stock granted to Mr. Dale in connection with the execution of his employment agreement will vest.

Compensation of Directors During 2008 Fiscal Year

        The Compensation Committee has the responsibility for establishing appropriate compensation and reimbursement policies for non-employee members of the Board of Directors. Such compensation may include, but is not limited to, the following elements: retainer, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits and perquisites. All directors, other than Messrs. Feder and Zelnick, are regarded as non-employee directors.

        Pursuant to its charter, the Compensation Committee periodically reviews non-employee director compensation and benefits. As part of this review in 2008, the Compensation Committee engaged Executive Compensation Advisors to provide competitive market data and advice regarding outside director compensation. The Compensation Committee determined not to change the compensation payable to our non-employee directors in 2008, other than an additional retainer payable to the Lead Independent Director in connection with the creation of that position by the Board of Directors.

        The key elements of the compensation payable to our non-employee directors are as follows:

        Annual Retainer.    Each non-employee director is paid an annual retainer of $225,000 in quarterly installments, following the end of each quarter of service. Of this amount, $60,000 of the annual retainer is paid in cash and $165,000 is paid in shares of restricted stock. In addition, the Lead Independent Director receives an annual retainer of $200,000, of which $100,000 is paid in cash in quarterly installments and $100,000 is paid in shares of restricted stock. The Lead Independent Director does not receive any additional compensation for serving as chairperson of the Executive Committee. Instead of receiving a cash payment, non-employee directors may make an irrevocable election to receive 100% of their annual retainer and committee fees, if applicable, in shares of restricted stock.

        Fees for Committee Members.    As additional compensation for service as chairperson, the chairperson of the Audit Committee receives an annual cash retainer of $35,000, the chairperson of the Compensation Committee receives an annual cash retainer of $25,000 and the chairperson of the Corporate Governance Committee receives an annual cash retainer of $20,000. In addition, members of the Audit Committee, other than the chairperson, receive an additional annual cash retainer of $10,000.

        Restricted Stock.    The shares of restricted stock granted to non-employee directors vest in three equal annual installments commencing on the first anniversary of the grant date. Grants of restricted stock are made on the fifth trading day following the filing of the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. The number of shares of restricted stock granted is determined by dividing the dollar value of the restricted stock to be delivered by the average of the closing prices of our Common Stock on the ten trading days prior to the date of grant.

        Reimbursement of Certain Expenses.    Non-employee directors are reimbursed for travel expenses to attend Board and committee meetings and to attend director education seminars, in accordance with policies approved from time to time.

        The following table sets forth information concerning the compensation of the Company's non-employee directors during the fiscal year ended October 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Ben Feder(2)	—	—	—	—
Strauss Zelnick(2)	—	—	—	—
Robert A. Bowman	60,000	68,316	74,338	202,654
Grover C. Brown	60,000	105,256	62,363	227,619
Michael Dornemann	115,000	68,963	74,089	258,052
John F. Levy	95,000	101,768	60,570	257,338
J Moses	22,500	76,890	74,089	173,479
Michael Sheresky	60,000	68,963	74,089	203,052

(1)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended October 31, 2008 in accordance with FAS 123R for all stock awards or option awards, as applicable, held by such director and outstanding on October 31, 2008. For additional information, see Note 15 under the heading "Stock-Based Compensation Plans" of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2008. The amounts reflect the accounting expense for these awards and do not correspond to actual value that may be recognized by the directors with respect to these awards.

(2)
Messrs. Feder and Zelnick are partners of ZelnickMedia. The Company issued 2,009,075 stock options to ZelnickMedia at an exercise price of $14.74 per share in August 2007. The Company issued 1,500,000 shares of restricted stock to ZelnickMedia in June 2008. The Company recognized $2,226,740 and $11,253,877 of compensation for the stock awards and option awards, respectively, for financial statement reporting purposes for the fiscal year ended October 31, 2008 in accordance with FAS 123R for these grants. Except for the payment of premiums for life insurance and health benefits provided by the Company (including their participation in the MERP) and Mr. Feder's annual salary of $1, Messrs. Feder and Zelnick were not compensated by us during the fiscal year ended October 31, 2008.

Management and Employment Agreements

ZelnickMedia Corporation

        Background.    On March 7, 2007, certain stockholders of the Company (the "Stockholder Group") filed a Schedule 13D (as amended, the "Schedule 13D") disclosing the formation of a "group" (as defined in the Exchange Act). In the Schedule 13D, the Stockholder Group disclosed its intention, among other things, to attend the Company's annual meeting of stockholders held on March 29, 2007 (the "2007 Annual Meeting") and to vote all shares beneficially owned by them in favor of six director candidates named in the Schedule 13D instead of the Company's incumbent directors. These six director candidates were Strauss Zelnick, Ben Feder, Michael Dornemann, Michael Sheresky, J Moses and John Levy (an incumbent director of the Company).

        At the 2007 Annual Meeting, all six director candidates proposed by the Stockholder Group in the Schedule 13D were elected to the Board. At a meeting of the Board held immediately after the 2007 Annual Meeting on March 29, 2007, the Board appointed Grover C. Brown (who was an incumbent director of the Company prior to the 2007 Annual Meeting) to the Board, and appointed Strauss Zelnick as non-Executive Chairman of the Company and Ben Feder as interim Chief Executive Officer of the Company. The Board also approved the management agreement between the Company and ZelnickMedia, as described below. Upon the election of the new Board, incumbent director and Chief Executive Officer and President of the Company Paul Eibeler ceased to be a director and was removed as Chief Executive Officer and President of the Company. The Board also approved the reimbursement of certain costs and expenses incurred by ZelnickMedia in connection with the matters relating to the 2007 Annual Meeting and the actions of the Stockholder Group in connection therewith.

        Management Agreement.    The Company entered into a management agreement (the "Management Agreement"), dated as of March 30, 2007, with ZelnickMedia, a media investment and management firm, to provide us with executive management services through October 31, 2011. Stockholders then holding approximately 46% of our outstanding shares of Common Stock negotiated the Management

Agreement on our behalf and, after their election at the 2007 Annual Meeting, the directors of the Company approved the execution of the Management Agreement by the Company, with Messrs. Feder and Zelnick not participating in the vote or discussion related thereto. Pursuant to the Management Agreement, ZelnickMedia provides financial and management consulting services to the Company. ZelnickMedia consults with the Board of Directors and management of the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board of Directors. The Management Agreement initially had a term ending October 31, 2011, unless earlier terminated by either ZelnickMedia or the Company in accordance with the terms thereof, with automatic renewal for successive one-year periods unless either party terminates upon 90 days' prior written notification to the other party. During the term, the Management Agreement initially provided that ZelnickMedia would receive a monthly management fee of $62,500, an annual cash bonus of up to $750,000 upon the achievement by the Company of certain performance thresholds and the grant of options and/or shares of restricted stock based on a predetermined formula. The Company did not achieve such performance thresholds for the fiscal year ended October 31, 2007 and no annual cash bonus was paid in respect of such year. The Management Agreement provided that, based on the then current market price of the Common Stock, the Company grant stock options and/or issue shares of restricted Common Stock to ZelnickMedia. Since the market price of the Common Stock was below the level specified in the Management Agreement, ZelnickMedia did not receive any shares of restricted Common Stock and, on August 27, 2007, we issued ZelnickMedia stock options to acquire 2,009,075 shares of Common Stock at an exercise price of $14.74 per share pursuant to the terms of the Management Agreement. These options vest in equal monthly installments over 36 months and expire 10 years from the date of grant. If the Management Agreement is terminated prior to October 31, 2012 (the termination date as provided in the Second Amendment discussed below) upon a Change in Control (as defined in the Management Agreement), ZelnickMedia will be paid on the date of termination all earned but unpaid management fees and accrued but unpaid annual bonus, all management fees that would have been paid through October 31, 2012, and the amount of the annual bonus that would have been paid for the current year based on the year-to-date performance of the Company, and all unvested stock options vest. In addition, if the Management Agreement is terminated in connection with a Change in Control, ZelnickMedia will be paid on the date of termination all annual bonus payments that would have been payable through October 31, 2012, assuming 50% of the maximum annual bonus would be payable in each future fiscal year. ZelnickMedia also is entitled to the reimbursement of expenses in connection with the Management Agreement and any and all transactions relating thereto. Strauss Zelnick, the President of ZelnickMedia, initially was entitled during the term of the Management Agreement to serve as non-Executive Chairman of the Company (and now serves as Executive Chairman in accordance with the Second Amendment, as described below). Mr. Zelnick also has the authority during such term to hire and/or terminate the Chief Executive Officer and the Chief Financial Officer of the Company, subject to the approval of the Compensation Committee.

        The Management Agreement initially contemplated that Mr. Feder would act as the Chief Executive Officer of the Company on an interim basis while ZelnickMedia assisted the Company in identifying and recruiting a qualified individual to act as Chief Executive Officer of the Company on a permanent basis. During the course of the fiscal year ended October 31, 2007, Mr. Feder continued to devote substantially all of his business time to acting as the Chief Executive Officer of the Company and ZelnickMedia provided the services of other executives, including Messrs. Zelnick and Slatoff. These services were substantially in excess of the level of services which the parties initially contemplated would be provided by ZelnickMedia and were greatly valued by the Company. Accordingly, ZelnickMedia and the Company agreed to amend the Management Agreement to reflect the services actually being provided by ZelnickMedia and to revise the compensation payable to ZelnickMedia appropriately.

        In light of the relationships between ZelnickMedia and its partners, including Messrs. Zelnick and Feder, on the one hand, and the Company, on the other hand, independent members of the Board of

Directors commenced initial informal discussions prior to December 2007 and, in December 2007, at the request of ZelnickMedia, the Board of Directors had its first of a series of formal meetings in executive session (without Messrs. Zelnick and Feder present) to discuss the Company's relationship with ZelnickMedia, the terms of the existing Management Agreement and the Company's strategy for retaining a permanent Chief Executive Officer for the Company. The Board of Directors determined that the Compensation Committee, led by Michael Dornemann, then Chairman of the Compensation Committee, with the assistance of John Levy, Chairman of the Audit Committee, should evaluate the situation and the issues arising therefrom and report back to the Board of Directors, meeting in executive session, with a recommendation. In addition, Messrs. Dornemann and Levy were asked by the Board of Directors to interview various senior executives of the Company as part of their due diligence on the effectiveness of the ZelnickMedia team (including Messrs. Zelnick, Feder and Slatoff). Mr. Dornemann reported to the Corporate Governance Committee, the Compensation Committee and ultimately to the Board of Directors in executive session that there was considerable support among the senior management of the Company for Messrs. Zelnick, Feder and Slatoff to remain actively engaged in the management of the Company.

        The Compensation Committee held three formal meetings and numerous informal discussions over the course of two months. After each of these formal meetings and on one subsequent occasion, the Compensation Committee reported to the Board of Directors in executive session. The Compensation Committee evaluated the Company's relationship with ZelnickMedia under the terms of the existing Management Agreement, analyzed ZelnickMedia's performance and contributions to date and defined the goals and objectives of the relationship in the future. The Compensation Committee then reviewed the appropriate compensation package for ZelnickMedia. To assist in this regard, the Compensation Committee retained the services of Watson Wyatt Worldwide to review a proposed compensation package for ZelnickMedia and provide information on the proposal relative to various market reference points, as well as governance and plan design considerations. Except for these services provided to the Compensation Committee, Watson Wyatt Worldwide has not performed any services for the Company or ZelnickMedia. Mr. Dornemann, with the assistance of Mr. Levy, led the discussions and negotiations with ZelnickMedia on behalf of the Company.

        As a result of the foregoing, the Company entered into a second amendment to the Management Agreement on February 14, 2008 (the "Second Amendment"). Pursuant to the Second Amendment, effective on April 1, 2008 the monthly management fee was increased to $208,333 ($2,500,000 per year) and the maximum annual bonus was increased to $2,500,000. The annual bonus for the fiscal year ended October 31, 2008 was $1,770,833, which was based on a maximum bonus of $312,500 pro rated based on five months at a maximum annualized rate of $750,000 and a maximum bonus of $1,458,333 pro rated based on seven months at a maximum annualized rate of $2,500,000. The Second Amendment sets forth in more detail the services and personnel to be provided by ZelnickMedia. More specifically, the Second Amendment provides that Mr. Zelnick will be Executive Chairman of the Company and that Messrs. Feder and Slatoff shall enter into employment agreements with the Company to serve as Chief Executive Officer and Executive Vice President of the Company, respectively. These employment agreements are described below in this section. The Second Amendment also provides that other ZelnickMedia personnel will provide services to the Company on an as-needed basis. The Second Amendment extended the term of the Management Agreement until October 31, 2012, effective February 14, 2008.

        The Second Amendment also provided for certain other amendments to the Management Agreement (the "Conditional Amendments") that were effective only upon the approval of an amendment to the Company's Incentive Stock Plan by the stockholders of the Company at the 2008 Annual Meeting of Stockholders (the "Stockholder Approval"). If the stockholders of the Company did not approve the amendment to the Company's Incentive Stock Plan at the 2008 Annual Meeting, then the Conditional Amendments would have been null and void. The Conditional Amendments provided for the grant of 1,500,000 shares of restricted Common Stock to ZelnickMedia, as described below, and required the Company to file with the SEC a Registration Statement on Form S-3 registering for resale all of the shares of Common Stock granted to ZelnickMedia under the Management Agreement, including the additional equity grants made pursuant to the Second Amendment. The Conditional Amendments also provide that the Management Agreement will not be further revised during its term.

        As noted above, the Second Amendment provided that if the Stockholder Approval was obtained, the Company would grant 1,500,000 shares of restricted Common Stock to ZelnickMedia. These shares were granted pursuant to two separate grants, an award of 600,000 shares of restricted stock subject to time-based vesting conditions (the "Time-Based Award") and an award of 900,000 shares of restricted stock subject to performance-based vesting conditions (the "Performance-Based Award"), on June 13, 2008, the fifth trading day following the filing of the Company's Quarterly Report on Form 10-Q for its second fiscal quarter (ended April 30, 2008). The terms of the Time-Based Award and Performance-Based Award are as follows:

  •
  The Time-Based Award is a restricted stock award of 600,000 shares of Common Stock that will vest in equal installments on each of the first, second and third anniversaries of the grant date, subject to the Management Agreement not being terminated prior to the applicable vesting date. However, the Time-Based Award will immediately vest in full if the Management Agreement is terminated by ZelnickMedia for Good Reason (as defined in the Management Agreement) or by the Company without Cause (as defined in the Management Agreement). Further, in the event of a Change in Control all unvested shares of restricted stock under the Time-Based Award will vest in full immediately prior to the consummation of such Change in Control. ZelnickMedia will forfeit to the Company any and all restricted stock that has not previously vested under the Time-Based Award if the Management Agreement is terminated by the Company for Cause or by ZelnickMedia without Good Reason. Generally, ZelnickMedia may not sell or otherwise dispose of any Common Stock that it acquires pursuant to the Time-Based Award until the earlier of October 31, 2012 or the termination of the Management Agreement.

  •
  The Performance-Based Award is a restricted stock award of 900,000 shares of Common Stock that may vest on or after each of the Vesting Dates listed in the table below in the amounts set forth opposite the applicable Vesting Date, and subject to, with respect to each tranche, (i) the achievement of a price per share of Common Stock which would place the stockholder return on our Common Stock in the 75th percentile of the stockholder returns of all of the companies in the NASDAQ Industrial Index, and (ii) the Management Agreement not being terminated prior to the achievement of the applicable performance goal for such Vesting Date.

Vesting Date	Shares Eligible to Vest
First anniversary of grant date	180,000
Second anniversary of grant date	270,000
Third anniversary of grant date	405,000
Fourth anniversary of grant date	45,000

          If the Company achieves the performance target as of any Vesting Date, all of the shares of restricted stock that did not vest on any prior Vesting Date shall nevertheless vest on such Vesting Date for which the Company achieves the performance target. However, the Performance-Based Award will immediately vest in full if the Management Agreement is terminated by ZelnickMedia for Good Reason or by the Company without Cause. Further, in the event of a Change in Control, if

  (A)
  such Change in Control occurs on or prior to March 31, 2009, then 180,000 unvested shares of restricted stock under the Performance-Based Award will vest in full immediately prior to the consummation of such Change in Control and the Compensation Committee will consider in good faith, and recommend to the independent members of the Board of Directors, a number of shares of restricted stock subject to the Performance-Based Award, if any, to become vested in connection with such Change in Control. The independent members of the Board of

    Directors will consider such recommendation and determine in good faith, the number of shares of restricted stock under the Performance-Based Award, if any, that will become vested in connection with such Change in Control and the remaining shares of restricted stock will be forfeited to the Company; or

  (B)
  such Change in Control occurs on or following April 1, 2009, all unvested shares of restricted stock under the Performance-Based Award will vest in full immediately prior to the consummation of such Change in Control.

          ZelnickMedia will forfeit to the Company any and all restricted stock not previously vested under the Performance-Based Award if the Management Agreement is terminated by the Company for Cause or by ZelnickMedia without Good Reason. Generally, ZelnickMedia may not sell or otherwise dispose of any Common Stock that it acquires pursuant to the Performance-Based Award until the earlier of October 31, 2012 or the termination of the Management Agreement.

        For additional information on the Second Amendment and the Time-Based Award and the Performance-Based Award, including the full text thereof, see the Current Report on Form 8-K filed by the Company with the SEC on February 15, 2008.

Ben Feder

        In February 2008, the Company entered into an employment agreement with Ben Feder pursuant to which Mr. Feder serves as Chief Executive Officer of the Company. Pursuant to the employment agreement, Mr. Feder receives an annual salary of $1.00. The employment agreement also provides that Mr. Feder will be entitled to participate in all benefits and plans which the Company may institute from time to time for its executive officers and employees. The employment agreement will be in effect for the term of the Management Agreement, unless earlier terminated upon Mr. Feder's death or by the Board of Directors for any reason. Upon termination of Mr. Feder's employment, the Company will have no further obligation towards Mr. Feder under the employment agreement other than continued indemnification rights and coverage under the Company's directors' and officers' liability insurance policies. In addition, Mr. Feder's employment agreement provides that during the employment term and, in the event of a termination for Cause or without Good Reason (each as defined in the employment agreement), for a period of one year thereafter, Mr. Feder will be subject to non-competition and non-solicitation restrictions.

Lainie Goldstein

        Effective June 2007, the Company entered into a three-year employment agreement with Lainie Goldstein pursuant to which Ms. Goldstein serves as Chief Financial Officer of the Company. In March 2008, Ms. Goldstein's employment agreement was amended to provide that her annual salary was increased to $500,000 and will be subject to annual review by the Compensation Committee of the Board of Directors, which could increase her salary at its discretion from time to time. Ms. Goldstein will also be eligible to receive an annual bonus during each fiscal year of her employment of up to 75% of her salary, based on the achievement of certain financial targets by the Company. The employment agreement provides that upon termination without cause, the Company will provide Ms. Goldstein with COBRA coverage for 12 months and pay a lump sum in the amount of (i) Ms. Goldstein's annual salary, (ii) a termination bonus (depending on the timing of the termination in the fiscal year, this bonus is an amount equal to either 25% or 50% of her annual salary) and (iii) any unpaid bonuses as of the date of termination. Ms. Goldstein's employment agreement provides that upon a change of control she will receive a "stay bonus" in an amount equal to six months salary made in two payments: 50% following the closing of the change of control and 50% six months after the change of control (provided Ms. Goldstein is still then employed by the Company or if her employment was terminated by the Company without cause). Ms. Goldstein's employment agreement provides that she will receive a gross-up payment to indemnify her for the effect of any excise tax imposed by Section 4999 of the Internal Revenue Code in connection with amounts and benefits she receives in connection with a change in control of the Company, except that if the total amount payable to her in connection with the change in control does not exceed 115% of the maximum amount that could be paid to her without application of any excise tax, then the total amount payable to her in connection with the change in control will be reduced so that no excise tax is imposed, and the gross-up payment will not be made. Ms. Goldstein agreed not to compete with the Company or solicit any of the Company's customers or personnel for a certain period of time following the termination of her employment, depending on the circumstances of her termination, all on the terms set forth in her employment agreement.

Seth Krauss

        The Company has entered into an employment agreement with Seth Krauss pursuant to which Mr. Krauss serves as Executive Vice President and General Counsel of the Company. Mr. Krauss' employment agreement was amended in March 2008 to extend the term of his employment under the agreement until October 2010, to increase his annual salary to $500,000 and to enhance Mr. Krauss's rights upon a termination of his employment. Pursuant to Mr. Krauss's employment agreement, Mr. Krauss may be eligible to receive an annual bonus in an amount of up to 50% of his annual base salary, based on the achievement of certain quantitative and qualitative performance targets. Mr. Krauss's employment agreement provides that if his employment is terminated by the Company without cause (including his resignation following certain events that will be deemed a termination without cause), he will be entitled to a lump sum payment within 30 days following the date of termination in an amount equal to the sum of: (i) 1.5 times his annual salary; (ii) 1.5 times his target bonus for the year of termination; (iii) either a pro rata target bonus if the termination occurs during the first two quarters of the Company's fiscal year or his target bonus if the termination occurs during the second two quarters of the Company's fiscal year; and (iv) all unpaid bonuses for the prior full fiscal year, if any, that would have been paid but for such termination. Mr. Krauss's employment agreement further provides that if the Company provides notice that it will not renew the term of the employment agreement, he will receive a lump sum payment in an amount equal to the sum of (i) his annual salary, (ii) his target bonus for the year of termination and (iii) all unpaid bonuses for the prior full fiscal year, if any, that would have been paid but for such non-renewal. If his employment is terminated due to his suffering a disability, Mr. Krauss will receive a pro-rata portion of his target bonus for the year of termination. In addition, if his employment is terminated by the Company without cause (including his resignation following certain events that will be deemed a termination without cause) or due to his suffering a disability, or if the Company provides notice that it will not renew the term of the employment agreement, Mr. Krauss's employment agreement provides that all of his outstanding stock options and shares of restricted stock that have not vested as of the date of such termination will vest immediately and, as applicable, become immediately exercisable. Mr. Krauss's employment agreement provides that he will receive a gross-up payment to indemnify him for the effect of any excise tax imposed by Section 4999 of the Internal Revenue Code in connection with amounts and benefits he receives in connection with a change in control of the Company, except that if the total amount payable to him in connection with the change in control does not exceed 115% of the maximum amount that could be paid to him without application of any excise tax, then the total amount payable to him in connection with the change in control will be reduced so that no excise tax is imposed, and the gross-up payment will not be made. Mr. Krauss agreed not to compete with the Company or solicit any of the Company's customers or personnel for a certain period of time following the termination of his employment, depending on the circumstances of his termination, all on the terms set forth in his employment agreement.

Gary Dale

        The Company entered into an employment agreement with Gary Dale, effective as of July 2008, pursuant to which Mr. Dale was to serve as Chief Operating Officer of the Company until October 31, 2011. Pursuant to the employment agreement Mr. Dale receives an annual base salary of $612,000. The base salary is payable in British Pounds at the annual rate of £313,000 prior to his relocation to New York, New York. During each fiscal year of his employment, Mr. Dale is eligible to receive an annual bonus of up to 75% of his base salary, based on certain performance goals, with a minimum bonus of

$275,000 for fiscal year 2008. In addition, pursuant to his employment agreement Mr. Dale received a one time grant of 75,000 shares of restricted common stock, vesting as to one-third of such shares on each of the first, second and third anniversary of the date of grant. Mr. Dale's employment agreement also provides that if his employment is terminated without Cause or he resigns for Good Reason, then the Company will provide Mr. Dale with COBRA coverage at its expense for up to 12 months following his termination and will pay him a cash lump sum in the amount of (i) his annual salary, (ii) a termination bonus equal to the minimum bonus payable to him for 2008 if such termination occurs during fiscal year 2008 or 50% of his annual salary if such termination occurs after fiscal year 2008 plus (iii) any earned but unpaid bonuses for the last full fiscal year of employment. In addition, upon a termination without Cause or resignation for Good Reason all outstanding options and shares of restricted stock granted to Mr. Dale that have not vested as of the date of such termination will vest immediately and, as applicable, become immediately exercisable. Mr. Dale agreed not to compete with the Company or solicit any of the Company's customers or personnel for a certain period of time following the termination of his employment, depending on the circumstances of his termination, all on the terms set forth in his employment agreement.

        On January 15, 2009, the Company announced that Mr. Dale's day-to-day duties and responsibilities for the Company ceased on that day and that his employment will terminate effective on April 15, 2009, after which time the Company will have no further material obligations to Mr. Dale.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended October 31, 2008, Messrs. Dornemann, Moses and Sheresky served as members of the Compensation Committee. During the fiscal year ended October 31, 2008:

  •
  none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

  •
  none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

  •
  none of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity's executive officers served on the Company's Compensation Committee;

  •
  none of the Company's executive officers was a director of another entity where one of that entity's executive officers served on the Company's Compensation Committee; and

  •
  none of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity's executive officers served as a director on the Board of Directors.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of the Record Date, relating to the beneficial ownership of shares of the Common Stock by (i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding Common Stock, (ii) each current director, (iii) each of the Named Executive Officers and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Common Stock Beneficially Owned
OppenheimerFunds, Inc.(3)	15,425,695	19.22%
Barclays Global Investors, NA(4)	5,118,335	6.38%
Lainie Goldstein(5)	132,172	*
Seth Krauss(6)	123,525	*
Gary Dale(7)	184,785	*
John F. Levy(8)	48,417	*
Grover C. Brown(9)	48,517	*
Michael Dornemann(10)	34,084	*
Robert A. Bowman(10)	34,084	*
J Moses(11)	36,766	*
Michael Sheresky(12)	34,084	*
Strauss Zelnick(13)	2,560,352	3.20%
Ben Feder(13)	2,560,352	3.20%
All current directors and executive officers as a group (11 persons)(14)	3,236,786	4.03%

*
Less than 1%.

(1)
Unless otherwise indicated, the address of each beneficial owner is Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012. The address of OppenheimerFunds, Inc. is Two World Financial Center, 225 Liberty Street, New York, NY 10281. The address of Barclays Global Investors, NA is 400 Howard Street, San Francisco, CA 94105.

(2)
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days after the Record Date upon the exercise of options and is not deemed to be the beneficial owner of securities that may not be acquired within 60 days after the Record Date upon the exercise of options (referred to in the footnotes below as "unvested options"). Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days after the Record Date have been exercised.

(3)
Based on information contained in a report on Schedule 13G filed with the SEC on January 29, 2009. OppenheimerFunds, Inc. reported shared voting and dispositive authority with Oppenheimer Quest Opportunity Value Fund with respect to these shares.

(4)
Based on information contained in a report on Schedule 13G filed with the SEC on February 5, 2009. Barclays Global Investors, NA reported sole voting authority with respect to 3,942,836 shares and sole dispositive authority with respect to 5,118,335 shares.

(5)
Represents 103,505 shares of Common Stock and 28,667 shares underlying options. Does not include 3,333 shares issuable upon the exercise of unvested options.

(6)
Represents 56,858 shares of Common Stock and 66,667 shares underlying options. Does not include 33,333 shares issuable upon the exercise of unvested options.

(7)
Represents 118,118 shares of Common Stock and 66,667 shares underlying options. Does not include 33,333 shares issuable upon the exercise of unvested options.

(8)
Includes 23,417 shares of Common Stock and 25,000 shares underlying options.

(9)
Includes 23,517 shares of Common Stock and 25,000 shares underlying options.

(10)
Represents 17,417 shares of Common Stock and 16,667 shares underlying options. Does not include 8,333 shares issuable upon the exercise of unvested options.

(11)
Represents 20,099 shares of Common Stock and 16,667 shares underlying options. Does not include 8,333 shares issuable upon exercise of unvested options.

(12)
Represents 17,417 shares of Common Stock and 16,667 shares underlying options. Does not include 8,333 shares issuable upon exercise of unvested options.

(13)
Messrs. Feder and Zelnick are partners in ZelnickMedia. The shares listed include 1,500,000 shares of Common Stock and 1,060,352 shares underlying options held by ZelnickMedia (and that are not held individually by Mr. Feder or Mr. Zelnick). Does not include 948,723 shares issuable upon the exercise of unvested options held by ZelnickMedia.

(14)
Includes or excludes, as to the current directors and executive officers, shares of Common Stock as described in the preceding footnotes.

Equity Compensation Plan Information

        The following table provides certain information regarding common stock authorized for issuance under our equity compensation plans as of October 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders(1)	4,347,020	$18.92	1,147,857
Equity compensation plans not approved by stockholders	—	—	—

Total	4,347,020	$18.92	1,147,857

(1)
These plans consist of the Company's 2002 Stock Option Plan and Incentive Stock Plan

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our related parties include our directors, director nominees, executive officers and holders of more than five percent of the outstanding shares of our common stock. The Audit Committee is required by its Charter to conduct an appropriate review of all proposed related-party transactions that would be required to be disclosed in this Proxy Statement and all such transactions must be approved by the Audit Committee. Set forth in this section is information concerning one transaction with certain of our related parties.

ZelnickMedia Management Agreement

        On February 14, 2008, we entered into an amendment to the Management Agreement with ZelnickMedia. The amendment, among other things, provides that ZelnickMedia will provide the services of certain individuals, including Strauss Zelnick, our Executive Chairman, Ben Feder, our Chief Executive Officer and Karl Slatoff, an Executive Vice President of the Company. In connection therewith, Messrs. Feder and Slatoff entered into employment agreements with the Company which provide for an annual salary of $1.00 and entitle Messrs. Feder and Slatoff to participate in all benefits and plans which the Company may institute from time to time for its executive officers and employees. Messrs. Zelnick and Feder are directors and executive officers of the Company and Mr. Slatoff is an executive officer of the Company. Messrs. Zelnick, Feder and Slatoff, each of whom is a partner at ZelnickMedia, as well as other employees of ZelnickMedia, provided services to us during the fiscal year ended October 31, 2008 pursuant to the management agreement. In addition, pursuant to the amendment to the Management Agreement with ZelnickMedia, additional awards of time-based and performance-based restricted stock were awarded to ZelnickMedia. For more information regarding our management agreement with ZelnickMedia and the amendment thereto, see "Executive Compensation—Management and Employment Agreements—ZelnickMedia Corporation."

 SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

        The members of our Board of Directors, our executive officers and persons who beneficially own more than 10% of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, as amended, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of the copies of Section 16(a) reports that we have received from such persons or entities for transactions in our Common Stock and their Common Stock holdings for fiscal 2008, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors and executive officers, except that Ms. Goldstein filed two late reports which covered transactions on June 18, 2008 and August 1, 2008 with respect to sales of shares of Common Stock under a trading plan to satisfy tax withholding obligations upon the vesting of shares of restricted stock previously granted to Ms. Goldstein.

NO INCORPORATION BY REFERENCE

        In its filings with the SEC, the Company sometimes "incorporates by reference" certain information. This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the "Report of the Audit Committee" and the "Report of the Compensation Committee" contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be "soliciting material."

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        The Company currently anticipates holding its Annual Meeting of Stockholders for its fiscal year ending October 31, 2009 in April 2010. Accordingly, stockholders who wish to present proposals, nominate directors or present other business appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in 2010 must submit the proposal in proper form and in satisfaction of the conditions established by the SEC, to the Company at its address set forth on the first page of this Proxy Statement not later than November 11, 2009 in order for the proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting.

        As provided in the Company's by-laws, for any proposal, director nomination or other business that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2010 Annual Meeting of Stockholders, notice of intention to present the proposal, nominate directors or present other appropriate business must be received in writing by the Company by no earlier than December 24, 2009 and no later than January 23, 2010. Address all notices of intention to present proposals at the 2010 Annual Meeting of Stockholders to Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, Attn: Investor Relations.

 OTHER MATTERS

        The Board of Directors is aware of no other matter, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By order of the Board of Directors,

Ben Feder Chief Executive Officer

March 2, 2009

 Annex A

TAKE-TWO INTERACTIVE SOFTWARE, INC.

 2009 STOCK INCENTIVE PLAN

 ARTICLE I
PURPOSE

        The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders.

ARTICLE II
DEFINITIONS

        For purposes of the Plan, the following terms shall have the following meanings:

        2.1    "Acquisition Event" means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of the Company's assets. The occurrence of an Acquisition Event shall be determined by the Committee in its sole discretion.

        2.2    "Affiliate" means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an "Affiliate" by resolution of the Committee; provided, however, that if the Common Stock subject to any Award does not constitute "service recipient stock" for purposes of Section 409A of the Code, such Award shall be designed in a manner intended to comply with Section 409A of the Code.

        2.3    "Award" means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award. All Awards shall be evidenced by, and subject to the terms of, a written agreement executed by the Company and the Participant. Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

        2.4    "Board" means the Board of Directors of the Company.

        2.5    "Cause" means with respect to a Participant's Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define "cause" (or words of like import)), termination due to: (i) a Participant's conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by a Participant of an illegal act that could cause significant economic injury to the Company; (iii) a Participant's insubordination, dishonesty, fraud, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate as determined by the Company in its sole discretion; (iv) continuing willful and deliberate failure by the Participant to perform the Participant's duties in any material respect, provided that the Participant is given notice and a reasonable opportunity (not to exceed 30 days) to effectuate a cure as determined by the Company; or (v) a Participant's material failure to adhere to the Company's written policies or to cooperate in any investigation or inquiry involving the Company, provided that the Participant is given notice and a reasonable opportunity (not to exceed 30 days) to effectuate a cure as determined by the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "cause" (or words of like import), "cause" as defined under such agreement; provided, however, that with regard to any agreement under which the definition of "cause" only applies on occurrence of a change in control, such definition of "cause" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant's Termination of Directorship, "cause" means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

        2.6    "Change in Control" has the meaning set forth in Section 11.2.

        2.7    "Change in Control Price" has the meaning set forth in Section 11.1.

        2.8    "Code" means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

        2.9    "Committee" means: (a) with respect to the application of the Plan to Eligible Employees and Consultants, the Compensation Committee of the Board or such other committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom it is intended to be (i) a "non-employee director" as defined in Rule 16b-3; (ii) to the extent required by Section 162(m) of the Code, an "outside director" as defined under Section 162(m) of the Code; and (iii) an "independent director" as defined under NASD Rule 4200(a)(15) or such other applicable stock exchange rule; and (b) with respect to the application of the Plan to Non-Employee Directors, the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

        2.10    "Common Stock" means the common stock, $0.01 par value per share, of the Company.

        2.11    "Company" means Take-Two Interactive Software, Inc., a Delaware corporation, and its successors by operation of law.

        2.12    "Consultant" means any Person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company's or its Affiliates' securities.

        2.13    "Detrimental Activity" means:

          (a)   disclosing, divulging, furnishing or making available to anyone at any time, except as necessary in the furtherance of Participant's responsibilities to the Company or any of its Affiliates, either during or subsequent to Participant's service relationship with the Company or its Affiliates, any knowledge or information with respect to confidential or proprietary information, methods, processes, plans or materials of the Company or any of its Affiliates, or with respect to any other confidential or proprietary aspects of the business of the Company or any of its Affiliate, acquired by the Participant at any time prior to the Participant's Termination;

          (b)   any activity while employed or performing services that results, or if known could reasonably be expected to result, in the Participant's Termination for Cause;

          (c)   (i) directly or indirectly soliciting, enticing or inducing any employee of the Company or of any of its Affiliates to be employed by a person, firm or corporation that is, directly or indirectly, in competition with the business or activities of the Company or any of its Affiliates; (ii) directly or indirectly approaching any such employee for these purposes; (iii) authorizing or knowingly approving the taking of such actions by other persons on behalf of any such person, firm or corporation, or assisting any such person, firm or corporation in taking such action; (iv) directly or indirectly soliciting, raiding, enticing or inducing any person, firm or corporation (other than the U.S. Government or its agencies) who or which is, or at any time from and after the date of grant of the Award was, a customer of the Company or of any of its Affiliates to become a customer for the same or similar products or services that it purchased from the Company or any of its Affiliates, or any other person, firm or corporation, or approaching any such customer for such purpose or authorize or knowingly approving the taking of such actions by any other person;

          (d)   Disparagement, or inducement of others to do so, of the Company or its Affiliates or their past and present officers, directors, employees or products; or

          (e)   a material breach of any written agreement between the Participant and the Company or any of its Affiliates (including, without limitation, any employment agreement or noncompetition or nonsolicitation or confidentiality agreement).

          Unless otherwise determined by the Committee at grant and set forth in an Award agreement, Detrimental Activity shall not be deemed to occur after the end of the one-year period following the Participant's Termination. For purposes of subsections (a), (c) and (e) above, the Chief Executive Officer of the Company has the authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization. If it is determined by a court of competent jurisdiction that any provision in the Plan in respect of Detrimental Activities is excessive in duration or scope or otherwise is unenforceable, then such provision may be modified or supplemented by the court to render it enforceable to the maximum extent permitted by law.

        2.14    "Disability" means (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define "disability" (or words of like import)), a permanent and total disability as defined in Section 22(e)(3) of the Code; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "disability" (or words of like import), "disability" as defined under such agreement. A Disability shall only be deemed to occur at the time of the determination by the Company of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

        2.15    "Disparagement" means making comments or statements to the press, the Company's or its Affiliates' employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship that could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

        2.16    "Effective Date" means the effective date of the Plan as defined in Article XV.

        2.17    "Eligible Employee" means each employee of the Company or an Affiliate.

        2.18    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

        2.19    "Exercisable Awards" has the meaning set forth in Section 4.2(d).

        2.20    "Fair Market Value" means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day on which the Award is granted, or if such grant date is not a trading day, the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Company or, if not a day on which the applicable market is open, the next day that it is open.

        2.21    "Family Member" means "family member" as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

        2.22    "Incentive Stock Option" means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries or its Parent (if any) under the Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

        2.23    "Limited Stock Appreciation Right" has the meaning set forth in Section 7.5.

        2.24    "Non-Employee Director" means a director of the Company who is not an active employee of the Company or an Affiliate.

        2.25    "Non-Qualified Stock Option" means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

        2.26    "Non-Tandem Stock Appreciation Rights" has the meaning set forth in Section 7.3.

        2.27    "Other Extraordinary Event" has the meaning set forth in Section 4.2(b).

        2.28    "Other Stock-Based Award" means an Award under Article IX of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, a restricted stock unit or an Award valued by reference to an Affiliate.

        2.29    "Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

        2.30    "Participant" means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

        2.31    "Performance Period" means the duration of the period determined by the Committee in its sole discretion, and set forth in an Award agreement, during which receipt of an Award is subject to the satisfaction of performance criteria.

        2.32    "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

        2.33    "Plan" means this Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan, as amended from time to time.

        2.34    "Reference Stock Option" has the meaning set forth in Section 7.1.

        2.35    "Restricted Stock" means a share of Common Stock issued under the Plan that is subject to restrictions under Article VIII.

        2.36    "Restriction Period" has the meaning set forth in Section 8.3(a).

        2.37    "Retirement" means a voluntary Termination of Employment or Termination of Consultancy at or after age 65 or such earlier date after age 50 as may be approved by the Committee, in its sole discretion, at the time of grant, or thereafter provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, except that Retirement shall not include any Termination with or without Cause. With respect to a Participant's Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65 or, with the consent of the Board, provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, before age 65 but after age 50.

        2.38    "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

        2.39    "Section 162(m) of the Code" means the exception for performance-based compensation under Section 162(m) of the Code and any applicable Treasury regulations thereunder.

        2.40    "Section 409A of the Code" means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.

        2.41    "Section 4.2 Event" has the meaning set forth in Section 4.2(b).

        2.42    "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

        2.43    "Stock Appreciation Right" means the right pursuant to an Award granted under Article VII. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for a number of shares of Common Stock and/or cash (as determined by the Committee, in its sole discretion, on the date of grant) with a value equal to the difference between (a) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (b) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive a number of shares of Common Stock and/or cash (as determined by the Committee, in its sole discretion, on the date of grant) with a value equal to the difference between (i) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (ii) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

        2.44    "Stock Option" or "Option" means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

        2.45    "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

        2.46    "Tandem Stock Appreciation Rights" has the meaning set forth in Section 7.1.

        2.47    "Ten Percent Stockholder" means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

        2.48    "Termination" means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

        2.49    "Termination of Consultancy" means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity that is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

        2.50    "Termination of Directorship" means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Directorship in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Directorship thereafter.

        2.51    "Termination of Employment" means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity that is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

        2.52    "Transfer" means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). "Transferred" and "Transferable" shall have a correlative meaning.

 ARTICLE III
ADMINISTRATION

        3.1    The Committee.    The Plan shall be administered and interpreted by the Committee.

        3.2    Grants of Awards.    The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and (iv) Other Stock-Based Awards. In particular, the Committee shall have the authority:

          (a)   to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may be granted hereunder;

          (b)   to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

          (c)   to determine when an Award may be granted hereunder; provided that the grant date for Awards granted hereunder shall be during the 45 day period following the Company's filing of its quarterly report of Form 10-Q or the 30 day period following the Company's filing of its annual report on Form 10-K pursuant to the Exchange Act (or, in the case of a Change in Control occurring outside of any such periods, immediately prior to such Change in Control);

          (d)   to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;

          (e)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

          (f)    to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

          (g)   to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.3(e);

          (h)   to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant in any case, in a manner intended to comply with Section 409A of the Code;

          (i)    to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

          (j)    to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to an Award for a period of time as determined by the Committee, in its sole discretion, following the date of such Award; and

          (k)   generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

        3.3    Guidelines.    Subject to Article XII, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. The Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be "performance-based," the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

        3.4    Decisions Final.    Except as otherwise provided in an Award agreement, any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

        3.5    Procedures.    If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company shall be as fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

        3.6    Designation of Consultants/ Delegation of Authority/Liability.

          (a)   The Committee may, in its sole discretion, designate employees of the Company and its Affiliates and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers or employees of the Company and its Affiliates to execute agreements or other documents on behalf of the Committee relating to the grant of Awards. In addition, the Board or the Committee may (to the extent permitted by applicable law and applicable exchange rules) (i) delegate to the Company's Chief Executive Officer the authority to grant Awards to Eligible Employees or Consultants who are (A) not then "covered employees" (as defined in Section 162(m) of the Code) and are not expected to be covered employees at the time of recognition of income resulting from such Award, (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (C) not then subject to Section 16 of the Exchange Act; provided that, in no event will the number of shares of Common Stock that may be granted by the Chief Executive Officer pursuant to the foregoing exceed (x) 10,000 shares to any such individual during any fiscal quarter or, (y) 100,000 shares in the aggregate during any fiscal quarter, and (ii) for the sole purpose of granting Awards covering up to 2,849,003 shares of Common Stock (the "Studio Award Pool"), delegate to a committee comprised of officers or employees of the Company or its Subsidiaries (collectively, the "Studio Allocation Committee"), the authority to grant Awards from the Studio Award Pool to Eligible Employees or Consultants of those Subsidiaries of the Company included in the "Rockstar Games" label who are (i) not then covered employees and are not expected to be covered employees at the time of recognition of income resulting from such Award, (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (iii) not then subject to Section 16 of the Exchange Act. Subject to any limitations contained in the resolutions of the Board or the Committee authorizing the delegation of authority to the Studio Allocation Committee, to the extent that any Award granted from the Studio Award Pool expires, terminates, is canceled or is forfeited for any reason, the number of shares of Common Stock underlying any such Award shall again be available for the purpose of Awards from the Studio Award Pool and, consistent with the delegation contemplated herein, again subject to grant by the Studio Allocation Committee (in accordance with this Section 3.6(a)). Prior notice to the General Counsel or Secretary of the Company shall be given with respect to any Award granted pursuant to the authority delegated pursuant to this Section 3.6(a) and any such Award shall be reported to the Committee in accordance with guidelines established by the Committee. Awards granted by the Studio Allocation Committee may be granted prior to approval of this Plan by the stockholders of the Company, and may vest in whole or in part prior to and be conditioned upon such stockholder approval, so long as such Awards shall become effective no earlier than the date of the approval of the Plan by the stockholders of the Company.

          (b)   The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board or any person to whom authority has been delegated pursuant to Section 3.6(a) above shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

        3.7    Indemnification.    To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer's, employee's, member's or former member's fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, directors or members may have under applicable law, under the Certificate of Incorporation or By-Laws of the Company or any Affiliate, by contract or otherwise. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

 ARTICLE IV
SHARE LIMITATION

        4.1    Shares.

          (a)    General Limitations.    The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed the sum of (x) 4,900,000 shares of Common Stock plus (y) any shares of Common Stock available for grant under the Company's 2002 Stock Option Plan and the Company's Incentive Stock Plan as of the date the stockholders of the Company approve the Plan (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Award granted under the Plan expires, terminates, is canceled or is forfeited for any reason, the number of shares of Common Stock underlying any such Award shall again be available for the purpose of Awards under the Plan, as provided in this Section 4.1(a). If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock that may be issued under the Plan. Notwithstanding anything herein to the contrary, other than with respect to Incentive Stock Options, any share of Common Stock subject to an Award that again becomes available for grant pursuant to this Section 4.1(a) shall be added back to the maximum aggregate limit. The number of shares of Common Stock available for the purpose of Awards under the Plan shall be reduced by (i) the total number of Stock Options or Stock Appreciation Rights exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement, (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award and (iii) any shares of Common Stock repurchased on the open market with the proceeds of an Stock Option exercise price.

          (b)    Individual Participant Limitations.

            (i)    The maximum number of shares of Common Stock subject to any Award of Stock Options, Stock Appreciation Rights or Other Stock-Based Awards or shares of Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 8.3(a)(ii), which may be granted under the Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 1,000,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all such foregoing types of Awards does not exceed 4,000,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Eligible Employee's or Consultant's individual share limitations for both Stock Appreciation Rights and Stock Options.

            (ii)   The maximum number of shares of Common Stock subject to any Award of Stock Options (other than Incentive Stock Options), Stock Appreciation Rights or Other Stock-Based Awards that may be granted under the Plan during any fiscal year of the Company to each Non-Employee Director shall be 50,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 100,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the

    Non-Employee Director's individual share limitations for both Stock Appreciation Rights and Stock Options.

            (iii)  There are no annual individual Eligible Employee or Consultant share limitations on Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is not subject to attainment of Performance Goals in accordance with Section 8.3(a)(ii).

            (iv)  The individual Participant limitations set forth in this Section 4.1(b) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to an Eligible Employee or a Consultant during a fiscal year are not covered by an Award to such Eligible Employee or Consultant in a fiscal year, the number of shares of Common Stock available for Awards to such Eligible Employee or Consultant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

        4.2    Changes.

          (a)   The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, (vi) any Section 4.2 Event, (vii) any Other Extraordinary Event, or (viii) any other corporate act or proceeding.

          (b)   Subject to the provisions of Section 4.2(d), if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a "Section 4.2 Event"), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan, (iii) the purchase price thereof, and/or (iv) the individual Participant limitations set forth in Section 4.1(b) (other than those based on cash limitations) shall be appropriately adjusted. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an "Other Extraordinary Event"), including, without limitation, by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all the Company's assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee in accordance with the foregoing shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. In connection with any Section 4.2 Event, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefore (provided that if the exercise price of any Exercisable Award equals or exceeds the Fair Market Value at the time of the Section 4.2 Event, no payment shall be required to cancel such Exercisable Award). Except as expressly provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.

          (c)   Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

          (d)   In the event of an Acquisition Event, the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or Stock Appreciation Rights or any Other Stock Based Award that provides for a Participant elected exercise ("Exercisable Awards") effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise his or her Exercisable Awards that are then outstanding to the extent vested as of the date on which such notice of termination is delivered (or, without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If the Acquisition Event does take place after giving such notice, an Exercisable Award not exercised prior to the date of the consummation of the Acquisition Event shall be forfeited simultaneously with the consummation of the Acquisition Event. For the avoidance of doubt, in the event of an Acquisition Event, the Committee may, in its sole discretion, terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value without payment of consideration therefor.

          If an Acquisition Event occurs but the Committee does not terminate the outstanding Exercisable Awards pursuant to this Section 4.2(d), then the applicable provisions of Section 4.2(b) and Article XI shall apply.

        4.3    Minimum Purchase Price.    Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V
ELIGIBILITY AND GENERAL REQUIREMENTS FOR AWARDS

        5.1    General Eligibility.    All Eligible Employees, Consultants, Non-Employee Directors and prospective employees and consultants are eligible to be granted Awards, subject to the terms and conditions of the Plan. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

        5.2    Incentive Stock Options.    Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

        5.3    General Requirement.    The vesting and exercise of Awards granted to a prospective employee or consultant is conditioned upon such individual actually becoming an Eligible Employee or Consultant.

 ARTICLE VI
STOCK OPTIONS

        6.1    Options.    Each Stock Option granted under the Plan shall be one of two types: (a) an Incentive Stock Option; or (b) a Non-Qualified Stock Option.

        6.2    Grants.    The Committee shall, in its sole discretion, have the authority to grant to any Eligible Employee (subject to Section 5.2) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall, in its sole discretion, have the authority to grant any Consultant or Non-Employee Director Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.

        6.3    Terms of Options.    Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable:

          (a)    Exercise Price.    The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

          (b)    Stock Option Term.    The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

          (c)    Exercisability.    Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant and set forth in an Award agreement. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods or upon attainment of certain financial results), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Award agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, the Company shall be entitled to cause all Stock Options held by the Participant to immediately terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period commencing on the later of the date the Stock Option is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such date, and upon the Company's request the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter). In the event that a written employment agreement or other similar written agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

          (d)    Method of Exercise.    Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be in a form acceptable to the Company and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock which, solely to the extent necessary to avoid adverse accounting consequences for the Company, have been owned by the Participant for a period of at least six months (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee, in its sole discretion). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

          (e)    Non-Transferability of Options.    No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as determined by the Committee, in its sole discretion. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award agreement.

          (f)    Incentive Stock Option Limitations.    To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may, in its sole discretion, amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

          (g)    Form, Modification, Extension and Renewal of Stock Options.    Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, in its sole discretion (i) subject to Section 12(g) , modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent and provided further that such action does not subject the Stock Options to Section 409A of the Code), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).

          (h)    Early Exercise.    The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant's Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to certain restrictions as determined by the Committee and be treated as Restricted Stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee, in its sole discretion, determines to be appropriate.

          (i)    Other Terms and Conditions.    Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall, in its sole discretion, deem appropriate.

ARTICLE VII
STOCK APPRECIATION RIGHTS

        7.1    Tandem Stock Appreciation Rights.    Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a "Reference Stock Option") granted under the Plan ("Tandem Stock Appreciation Rights"). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

        7.2    Terms and Conditions of Tandem Stock Appreciation Rights.    Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

          (a)    Exercise Price.    The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

          (b)    Term.    A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

          (c)    Exercisability.    Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.3(c).

          (d)    Method of Exercise.    A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

          (e)    Payment.    Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement, multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

          (f)    Deemed Exercise of Reference Stock Option.    Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

          (g)    Non-Transferability.    Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.3(f) of the Plan.

        7.3    Non-Tandem Stock Appreciation Rights.    Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan ("Non-Tandem Stock Appreciation Rights").

        7.4    Terms and Conditions of Non-Tandem Stock Appreciation Rights.    Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

          (a)    Exercise Price.    The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

          (b)    Term.    The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

          (c)    Exercisability.    Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant and set forth in an Award agreement. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Award agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Non-Tandem Stock Appreciation Right, the Company shall be entitled cause all Non-Tandem Stock Appreciation Rights held by the Participant to immediately terminate and expire, (ii) as a condition of the exercise of a Non-Tandem Stock Appreciation Right, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period commencing on the later of the date the Stock Appreciation Right is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such date, and upon the Company's request the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter). In the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

          (d)    Method of Exercise.    Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

          (e)    Payment.    Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

          (f)    Non-Transferability.    No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant's lifetime, only by the Participant.

        7.5    Limited Stock Appreciation Rights.    The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a limited stock appreciation right (a "Limited Stock Appreciation Right"). Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash or Common Stock, as determined by the Committee, an amount equal to the amount (a) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (b) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights, as applicable.

ARTICLE VIII
RESTRICTED STOCK

        8.1    Awards of Restricted Stock.    Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of Section 162(m) of the Code.

        8.2    Awards and Certificates.    Eligible Employees, Consultants and Non-Employee Directors selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the

Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

          (a)    Purchase Price.    The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

          (b)    Acceptance.    Awards of Restricted Stock must be accepted within a period of 60 days (or such other period as the Committee may specify) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

          (c)    Legend.    Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

  "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Take-Two Interactive Software, Inc. (the "Company") 2009 Stock Incentive Plan (as the same may be amended or supplemented from time to time, the "Plan") and an agreement entered into between the registered owner and the Company dated            . Copies of such Plan and agreement are on file at the principal office of the Company."

          (d)    Custody.    If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        8.3    Restrictions and Conditions.    The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

          (a)   (i)    Restriction Period.    Unless otherwise provided in an Award agreement, the Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the "Restriction Period") commencing on the date of such Award, as set forth in a Restricted Stock Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of performance goals pursuant to Section 8.3(a)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award. In the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

          (ii)    Objective Performance Goals, Formulae or Standards.    If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock

  Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. To the extent provided in a Restricted Stock Award agreement, such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

          (b)    Rights as a Stockholder.    Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee as set forth in an Award agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares in the event of a merger, recapitalization, reorganization or similar event involving the Company. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

          (c)    Lapse of Restrictions.    If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant and the Participant shall be responsible for such certificate upon receipt thereof (including for any replacement costs). All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or, except as otherwise set forth in an Award agreement, other limitations imposed by the Committee.

ARTICLE IX
OTHER STOCK-BASED AWARDS

        9.1    Other Awards.    The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

        Subject to the provisions of the Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

        The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals set forth on Exhibit A as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the vesting of such Other Stock-Based Awards based on a performance period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

        9.2    Terms and Conditions.    Other Stock-Based Awards made pursuant to this Article IX shall be subject to the following terms and conditions:

          (a)    Non-Transferability.    Subject to the applicable provisions of the Award agreement and the Plan, shares of Common Stock subject to Awards made under this Article IX may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (b)    Dividends.    Unless otherwise determined by the Committee at the time of grant, subject to the provisions of the Award agreement and the Plan, the recipient of an Award under this Article IX shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

          (c)    Vesting.    Any Award under this Article IX and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion. In the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

          (d)    Price.    Common Stock issued on a bonus basis under this Article IX may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article IX shall be priced, as determined by the Committee in its sole discretion.

          (e)    Payment.    Form of payment for the Other Stock-Based Award shall be specified in the Award agreement.

ARTICLE X
TERMINATION

        10.1    Termination.    The following rules apply with regard to the Termination of a Participant.

          (a)    Rules Applicable to Stock Option and Stock Appreciation Rights.    Unless otherwise determined by the Committee at grant as set forth in an Award agreement or in any written employment agreement or other similar written agreement between the Company or any of its

  Affiliates and a Participant in effect on the date of grant (or, in either case, if no rights of the Participant are reduced, thereafter):

            (i)    Termination by Reason of Death, Disability or Retirement.    If a Participant's Termination is by reason of death, Disability or the Participant's Retirement (other than a Retirement described in Section 10.2(a)(iii)(z) below), all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant's Termination (including pursuant to Section 6.3(d)) may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant's estate) at any time within a one-year period from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights; provided, however, if the Participant dies within such exercise period, all unexercised Stock Options or Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

            (ii)    Involuntary Termination Without Cause.    If a Participant's Termination is by involuntary termination without Cause, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant's Termination (including pursuant to Section 6.3(d)) may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights; provided, however, if the Participant dies within such exercise period, all unexercised Stock Options or Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

            (iii)    Termination for Cause or Voluntary Termination.    If a Participant's Termination: (x) is for Cause, (y) is a voluntary Termination (other than a Retirement), or (z) is a Retirement after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options or Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination. Notwithstanding the foregoing, if a Participant's Termination is voluntary with the consent of the Company, then the Company may provide that all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant's Termination (including pursuant to Section 6.3(d)) may be exercised by the Participant at any time within a period not to exceed 90 days from the date of such Termination, but in no event beyond the expiration of the stated terms of such Stock Options or Stock Appreciation Rights.

            (iv)    Unvested Stock Options and Stock Appreciation Rights.    Stock Options or Stock Appreciation Rights that are not vested as of the date of a Participant's Termination for any reason shall terminate and expire as of the date of such Termination.

          (b)    Rules Applicable to Restricted Stock and Other Stock-Based Awards.    Unless otherwise determined by the Committee at grant as set forth in an Award agreement or otherwise provided in any written employment agreement or other similar written agreement between the Company or any of its Affiliates and a Participant in effect on the date of grant (or, in either case, if no rights of the Participant are reduced, thereafter) upon a Participant's Termination for any reason: (i) during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited; and (ii) any unvested Other Stock-Based Awards shall be forfeited. For the avoidance of doubt, any Restricted Stock that vests prior to a Participant's Termination (including pursuant to Section 8.3(a)(ii)) shall not be forfeited.

ARTICLE XI
CHANGE IN CONTROL PROVISIONS

        11.1    Benefits.    In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award agreement or in a written employment agreement between the Company and a Participant, a Participant's unvested Award shall vest in full immediately prior to such Change in Control, unless the provisions of this Article XI are suspended or terminated by an affirmative vote of a majority of the members of the Board prior to the occurrence of such a Change in Control; provided, that such vote shall not affect the provisions of any Award agreement, written employment agreement or other similar written agreement between the Company or any of its Affiliates and a Participant. In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award agreement or in a written employment agreement between the Company and a Participant, the Participant's Award shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion, unless otherwise provided in an Award agreement; provided, that in the event that a Participant's unvested Award shall vest in full as provided in this Section 11.1, the Participant's Award shall not be treated in accordance subsection (a) unless otherwise provided in an Award agreement:

          (a)   Awards, whether or not then vested by their terms or pursuant to the preceding sentence, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d), as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control (other than with respect to vesting pursuant to the foregoing provisions of this Section 11.1) and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same or other appropriate distribution as other Common Stock on such terms as determined by the Committee in it sole discretion; provided, however, that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).

          (b)   The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate (or the cancellation and extinguishment thereof pursuant to the terms of a merger or other purchase agreement entered into by the Company) for an amount of cash equal to the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards (less, solely in the case of Exercisable Awards, the aggregate exercise price of such Awards). For purposes of this Section 11.1, "Change in Control Price" shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

          (c)   The Committee may, in its sole discretion, provide for the cancellation of any particular Exercisable Award or Exercisable Awards without payment, if the Change in Control Price is less than the exercise price of such Award(s).

          (d)   Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at the time of grant or at any time thereafter.

        11.2    Change in Control.    Unless otherwise determined by the Committee at grant as set forth in an Award agreement, a "Change in Control" shall be deemed to have occurred:

          (a)   upon any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

          (b)   a merger or consolidation of the Company or a Subsidiary with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or such surviving entity's parent outstanding immediately after such merger or consolidation; or

          (c)   upon the approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale. Notwithstanding the foregoing, with respect to any portion of any Award under this Plan that constitutes "non-qualified deferred compensation" pursuant to Section 409A of the Code, (x) a liquidation of the Company shall not constitute a Change in Control and (y) a Change in Control shall be deemed to have occurred upon the consummation of a sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

ARTICLE XII
TERMINATION OR AMENDMENT OF PLAN

        12.1    Termination or Amendment.    Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination (including rights under any Award agreement), may not be impaired without the consent of such Participant and; provided further, without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, pursuant to the requirements of NASD Rule 4350(i)(1)(A) or such other applicable stock exchange rule, or, to the extent applicable to Incentive Stock Options, Section 422 of the Code, no amendment may be made that would:

          (a)   increase the aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Section 4.1 (except by operation of Section 4.2);

          (b)   increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2);

          (c)   change the classification of Eligible Employees or Consultants eligible to receive Awards under the Plan;

          (d)   decrease the minimum option price of any Stock Option or Stock Appreciation Right;

          (e)   extend the maximum option period under Section 6.3;

          (f)    alter the Performance Goals for the Award of Restricted Stock or Other Stock-Based Awards subject to satisfaction of Performance Goals as set forth in Exhibit A;

          (g)   other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Options or Stock Appreciation Rights or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights; or

          (h)   require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Stock Option or Stock Appreciation Right, or to make any other amendment that would require stockholder approval under NASD Rule 4350(i)(1)(A), or the rules of any other exchange or system on which the Company's securities are listed or traded at the request of the Company.

        The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall adversely impair the rights of any holder without the holder's consent.

ARTICLE XIII
UNFUNDED PLAN

        13.1    Unfunded Status of Plan.    The Plan is an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIV
GENERAL PROVISIONS

        14.1    Legend.    If set forth in an Award agreement, the Committee may require each person receiving shares of Common Stock pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law-related representations as the Committee shall request. If set forth in an Award agreement, in addition to any legend required by the Plan, the certificates and/or book entry accounts for such shares may include any legend that the Committee, in its sole discretion, deems appropriate to reflect any restrictions on Transfer.

        To the extent permitted in an Award agreement, all certificates and/or book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may, in its sole discretion, deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any national securities exchange system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        14.2    Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        14.3    No Right to Employment/Directorship/Consultancy.    Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

        14.4    Withholding of Taxes.    The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the advanced consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

        14.5    No Assignment of Benefits.    No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or provided herein or permitted by the Committee as set forth in an Award agreement, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

        14.6    Listing and Other Conditions.    Unless otherwise provided in an Award agreement:

          (a)   Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

          (b)   If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful and will not result in the imposition of excise taxes on the Company.

          (c)   Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

          (d)   A Participant shall be required to supply the Company with any certificates, representations and information that the Company reasonably requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

        14.7    Governing Law.    The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

        14.8    Construction.    Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

        14.9    Other Benefits.    No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

        14.10    Costs.    The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

        14.11    No Right to Same Benefits.    The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

        14.12    Death/Disability.    The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may, in its discretion, also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

        14.13    Section 16(b) of the Exchange Act.    All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

        14.14    Section 409A of the Code.    Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

        14.15    Successor and Assigns.    The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

        14.16    Severability of Provisions.    If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

        14.17    Payments to Minors, Etc.    Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

        14.18    Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XV
EFFECTIVE DATE OF PLAN

        The Plan shall become effective upon adoption by the Board or such later date as provided in the adopting resolution, subject to the approval of the Plan by the stockholders of the Company within 12 months before or after adoption of the Plan by the Board in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XVI
TERM OF PLAN

        No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted by the Board and the date of stockholder approval, but Awards granted prior to such tenth anniversary may, and the Committee's authority to administer the terms of such Awards shall, extend beyond that date; provided, however, that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be "performance-based" under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals set forth on Exhibit A.

ARTICLE XVII
NAME OF PLAN

        The Plan shall be known as the "Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan."

 EXHIBIT A
PERFORMANCE GOALS

        To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of the grant or vesting of Awards of Restricted Stock and/or Other Stock-Based Awards, each intended to be "performance-based" under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals ("Performance Goals"):

          (a)   earnings per share;

          (b)   operating income;

          (c)   operating profit margin;

          (d)   net income;

          (e)   cash flow;

          (f)    gross profit;

          (g)   gross profit return on investment;

          (h)   gross margin return on investment;

          (i)    gross margin;

          (j)    working capital;

          (k)   earnings before interest and taxes;

          (l)    earnings before interest, tax, depreciation and amortization;

          (m)  return on equity;

          (n)   return on assets;

          (o)   return on capital;

          (p)   return on invested capital;

          (q)   net revenues;

          (r)   gross revenues;

          (s)   revenue growth;

          (t)    total shareholder return;

          (u)   economic value added;

          (v)   specified objectives with regard to limiting the level of increase in all or a portion of the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

          (w)  the fair market value of the shares of the Company's Common Stock;

          (x)   the growth in the value of an investment in the Company's Common Stock assuming the reinvestment of dividends; or

          (y)   reduction in expenses.

A-i

        To the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

          (i)    restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Principles Board Opinion No. 30 and/or management's discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company's Form 10-K for the applicable year;

          (ii)   an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management; or

          (iii)  a change in tax law or accounting standards required by generally accepted accounting principles.

        Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion.

        In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also (a) designate additional business criteria on which the performance goals may be based; or (b) adjust, modify or amend the aforementioned business criteria.

A-ii

 Annex B

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
TAKE-TWO INTERACTIVE SOFTWARE, INC.

         The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

        FIRST:    The name of the corporation is:

      Take-Two Interactive Software, Inc.

        SECOND:    The corporation hereby amends its Certificate of Incorporation as follows:

        1.     Section 8.1 of Article VIII is hereby amended by deleting all of the text in the first paragraph of such section and replacing it with the following in substitution therefor:

          "The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Fifty Five Million (155,000,000) shares, of which One Hundred Fifty Million (150,000,000) shares shall be Common Stock, par value $.01 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $.01 per share."

        THIRD:    The written amendment effected herein has been duly adopted by the Board of Directors and approved by the stockholders of the corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, this certificate has been subscribed this        day of                   , 2009, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
By:	Name: Title:

TAKE-TWO INTERACTIVE SOFTWARE, INC.
ATTN: INVESTOR RELATIONS
622 BROADWAY
NEW YORK, NY 10012

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VOTE BY MAIL

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TAKTW1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TAKE-TWO INTERACTIVE SOFTWARE, INC.		For	Withhold	For All
		All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” PROPOSALS 1, 2, 3 AND 4, AND “AGAINST”
PROPOSAL 5.		☐	☐	☐
Vote On Directors
1.	ELECTION OF DIRECTORS
Nominees:
01) Ben Feder
02) Strauss Zelnick
03) Robert A. Bowman
04) Grover C. Brown
05) Michael Dornemann
06) John F. Levy
07) J Moses
08) Michael Sheresky

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposals		For	Against	Abstain

2.	Approval of the adoption of the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan.	☐	☐	☐

3.	Approval of an amendment to the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock from 100 million to 150 million.	☐	☐	☐

4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2009.	☐	☐	☐

The Board of Directors Recommends a Vote “AGAINST” Proposal 5

5.	A stockholder proposal, if properly presented at the Annual Meeting.	☐	☐	☐

6.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, 3 and 4, and “AGAINST” Proposal 5. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

TAKTW2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

APRIL 23, 2009

The stockholder(s) hereby appoint(s) Ben Feder, Seth Krauss and Daniel Emerson, or any one of them acting individually, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Take-Two Interactive Software, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time on April 23, 2009, at the W Hotel Union Square, 201 Park Avenue South, New York, New York, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S).  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 4, AND AGAINST PROPOSAL 5.

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Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

TAKE-TWO INTERACTIVE SOFTWARE, INC. 622 Broadway New York, New York 10012
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2009
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 23, 2009
Our Proxy Statement and 2008 Annual Report to Stockholders are available at http://www.proxyvote.com
AVAILABILITY OF CERTAIN DOCUMENTS
ELECTION OF DIRECTORS (Proposal 1)
ADOPTION OF THE 2009 STOCK INCENTIVE PLAN (Proposal 2)
AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100 MILLION SHARES TO 150 MILLION SHARES (Proposal 3)
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 4)
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSAL (PROPOSAL 5)
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
NO INCORPORATION BY REFERENCE
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
OTHER MATTERS
  Annex A
TAKE-TWO INTERACTIVE SOFTWARE, INC.
2009 STOCK INCENTIVE PLAN
ARTICLE I PURPOSE
ARTICLE II DEFINITIONS
ARTICLE III ADMINISTRATION
ARTICLE IV SHARE LIMITATION
ARTICLE V ELIGIBILITY AND GENERAL REQUIREMENTS FOR AWARDS
ARTICLE VI STOCK OPTIONS
ARTICLE VII STOCK APPRECIATION RIGHTS
ARTICLE VIII RESTRICTED STOCK
ARTICLE IX OTHER STOCK-BASED AWARDS
ARTICLE X TERMINATION
ARTICLE XI CHANGE IN CONTROL PROVISIONS
ARTICLE XII TERMINATION OR AMENDMENT OF PLAN
ARTICLE XIII UNFUNDED PLAN
ARTICLE XIV GENERAL PROVISIONS
ARTICLE XV EFFECTIVE DATE OF PLAN
ARTICLE XVI TERM OF PLAN
ARTICLE XVII NAME OF PLAN
EXHIBIT A PERFORMANCE GOALS
  Annex B
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF TAKE-TWO INTERACTIVE SOFTWARE, INC.